UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OneStream, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OneStream, Inc.

191 N. Chester Street

Birmingham, Michigan 48009

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held at 9:00 a.m. Eastern Time on Tuesday, May 20, 2025

April 8, 2025

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2025 annual meeting of stockholders of OneStream, Inc., or OneStream, to be held on Tuesday, May 20, 2025 at 9:00 a.m. Eastern Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OS2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

We are holding the annual meeting, as more fully described in the accompanying proxy statement, to act upon the following matters:

• to elect as Class I directors the two nominees named in the accompanying proxy statement;

• to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2025; and

• to transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on March 27, 2025 as the record date for the annual meeting. Only stockholders of record as of the close of business on March 27, 2025 are entitled to notice of and to vote at the annual meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on Tuesday, May 20, 2025. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote and includes instructions on how to receive a copy of our proxy materials and annual report by mail or e-mail. The Notice, our proxy statement and our annual report to stockholders can be accessed directly at the following Internet address: www.proxyvote.com, using the control number located on the Notice or, if you requested to receive a printed copy of the proxy materials, your accompanying proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to the Notice or your proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares at the annual meeting.

On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in OneStream.

Sincerely,

Thomas Shea

Chairman and Chief Executive Officer

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CERTAIN DEFINITIONS

As used in this proxy statement, unless expressly indicated or the context otherwise requires, references to:

• “OneStream,” “we,” “us,” “our,” the “Company” and similar references refer to (1) OneStream Software LLC and its consolidated subsidiaries prior to the consummation of the Reorganization Transactions and the IPO and (2) OneStream, Inc. and its consolidated subsidiaries, including OneStream Software LLC, after the consummation of the Reorganization Transactions and the IPO.

• “Amended LLC Agreement” refers to OneStream Software LLC’s sixth amended and restated operating agreement, which became effective as part of the Reorganization Transactions.

• “Blocker Mergers” refers to the acquisition by OneStream, Inc. of LLC Units held by the Former Members and in exchange for which OneStream, Inc. issued shares of Class D common stock.

• “Continuing Members” refers to certain KKR entities, all other pre-IPO members of OneStream Software LLC that were not party to the Blocker Mergers and all pre-IPO members that held incentive compensation units of OneStream Software LLC immediately prior to the Reorganization Transactions.

• “Disinterested Majority” refers, with respect to a potential redemption of LLC Units, to the majority of OneStream, Inc.’s board of directors who are disinterested, as determined by OneStream, Inc.’s board of directors in accordance with the General Corporation Law of the State of Delaware, or the DGCL, which must exclude any director who is (1) the beneficial owner of the LLC Units to be redeemed, (2) affiliated with the beneficial owner of such LLC Units or (3) serving on OneStream, Inc.’s board of directors as a nominee of the beneficial owner of such LLC Units or its affiliates.

• “Former Members” refers to certain pre-IPO members of OneStream Software LLC that were corporations that merged with and into OneStream, Inc. as part of the Reorganization Transactions and that contributed their LLC Units to OneStream, Inc. in exchange for shares of Class D common stock. The Former Members include all pre-IPO members of OneStream Software LLC that are not Continuing Members following the Reorganization Transactions, including certain affiliates of KKR.

• “IPO” refers to the initial public offering of OneStream, Inc., completed on July 25, 2024.

• “KKR” refers to KKR Dream Holdings LLC and affiliated entities. KKR is both a Former Member and a Continuing Member.

• “LLC Units” refers to the single class of non-voting common units of OneStream Software LLC.

• “Reorganization Transactions” refers to the internal reorganization completed in connection with the IPO, following which OneStream, Inc. manages and operates the business and controls the strategic decisions and day-to-day operations of OneStream Software LLC as sole manager and includes the operations of OneStream Software LLC in its consolidated financial statements.

• “Secondary Offering” refers to the sale by the Company and certain selling stockholders of Class A common stock that was initially completed on November 18, 2024 and the underwriters’ subsequent exercise in full of their option to purchase additional shares of Class A common stock that was completed on November 27, 2024.

• “TRA Members” refers to the parties to the Tax Receivable Agreement, which include KKR and other Continuing Members and certain Former Members.

ONESTREAM, INC.

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, May 20, 2025 at 9:00 a.m. Eastern Time

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of OneStream, Inc., or OneStream, a Delaware corporation, and any postponements, adjournments, or continuations thereof. The annual meeting will be held on Tuesday, May 20, 2025 at 9:00 a.m., Eastern Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OS2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and the form of proxy and our annual report, is first being sent or given on or about April 8, 2025 to all stockholders of record as of the close of business on March 27, 2025. The proxy materials and our annual report can be accessed as of April 8, 2025 by visiting www.proxyvote.com. If you receive the Notice, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

• the election of two Class I directors to hold office until the 2028 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal; and

• the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

• “FOR ALL” the director nominees named in this proxy statement; and

• “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Who is entitled to vote at the annual meeting?

You can vote at the annual meeting if you were a holder of our common stock as of the close of business on March 27, 2025, which is the “record date.”

How many shares can be voted at the annual meeting?

As of the record date, there were an aggregate of 239,354,418 shares of common stock outstanding and entitled to vote on any matter, consisting of 75,162,314 shares of Class A common stock, no shares of Class B common stock, 63,331,215 shares of Class C common stock and 100,860,889 shares of Class D common stock.

Our Class A common stock, Class B common stock, Class C common stock and Class D common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Each share of Class A common stock and Class B common stock is entitled to one vote on each matter properly brought before the annual meeting, and each share of Class C common stock and Class D common stock is entitled to ten votes on each matter properly brought before the annual meeting. Our Class A common stock, Class B common stock, Class C common stock and Class D common stock are collectively referred to in this proxy statement as our common stock.

Through its ownership of Class C and Class D common stock, can KKR determine the outcome of the proposals?

Yes. Our Class C and Class D common stock have ten votes per share and our Class A and Class B common stock have one vote per share. Because of the ten-to-one voting ratio, as of the record date, KKR controls approximately 55.0% of the voting power of our outstanding common stock and therefore is able to control all matters submitted to our stockholders for approval at the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially, or in “street name.”

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Beneficial Owners, or “Street Name” Stockholders

If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. If you do not provide voting instructions, your shares may constitute broker non-votes. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

What are broker non-votes and abstentions?

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a street name stockholder, your broker, bank or other nominee is permitted to vote your shares on the ratification of the independent registered public accounting firm, which is a routine matter, even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any non-routine matter, including for example, a director election, a matter relating to executive compensation or any stockholder proposal. In that case, without your voting instructions, a broker non-vote will occur. You should consult your broker, bank or other nominee if you have questions about this.

An “abstention” will occur at the annual meeting if your shares of common stock are deemed to be present at the annual meeting, either because you virtually attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting.

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time at our corporate headquarters located at 191 N. Chester Street, Birmingham, Michigan 48009 by contacting our corporate secretary.

How many votes are needed for approval of each proposal?

Proposal No. 1 – Election of directors

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote “FOR ALL” director nominees named herein, (2) “WITHHOLD ALL” votes for all such director nominees or (3) vote “FOR ALL EXCEPT,” which is a vote for all director nominees other than any nominees with respect to whom your vote is specifically withheld by indicating such in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Proposal No. 2 – Ratification of appointment of independent registered public accounting firm

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented by proxy at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Stockholders who log in to the annual meeting using the control number included on their Notice or proxy card will be considered present at the annual meeting. Abstentions, withhold votes and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholders of Record

If you are a stockholder of record, you may vote in one of the following ways:

• by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on May 19, 2025 (have your Notice or proxy card in hand when you visit the website);

• by toll-free telephone at +1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on May 19, 2025 (have your Notice or proxy card in hand when you call);

• by completing, signing and mailing your proxy card, which must be received prior to the annual meeting; or

• by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OS2025, where you may vote during the meeting (have your Notice or proxy card in hand when you visit the website).

Submitting your proxy by Internet, by telephone or by mail will in no way limit your right to vote at the annual meeting if you later decide to attend virtually. Even if you currently plan to virtually attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual meeting.

Street Name Stockholders

If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholders of Record

If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

• “FOR ALL” Class I director nominees named in this proxy statement; and

• “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

If you are a stockholder of record and you do not submit a proxy or otherwise vote your shares using one of the methods above, then your shares will not be voted.

Street Name Stockholders

Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Because that proposal is routine, we do not expect any broker non-votes regarding it. Your broker, bank or other nominee will not have discretion to vote on our other proposals, including the election of directors, which are considered non-routine matters, absent direction from you. If your broker, bank or other nominee votes your shares on our sole routine matter but is not able to vote your shares on our non-routine matters, then those shares will be treated as broker non-votes with respect to our non-routine matters. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholders of Record

If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

• entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

• completing and returning a later-dated proxy card, which must be received prior to the annual meeting;

• delivering a written notice of revocation to our corporate secretary at 191 N. Chester Street, Birmingham, Michigan 48009, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

• attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders

If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

You are entitled to attend the annual meeting only if you were a stockholder as of the record date, a proxy holder for such a stockholder or an invited guest of the Company. We will be hosting the annual meeting via audio webcast only. You will be able to attend the annual meeting virtually and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/OS2025. To participate in the annual meeting, you will need the control number included on your Notice or proxy card. If you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business as of the record date. The annual meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Can I ask questions at the annual meeting?

You may submit appropriate questions via the Internet during the annual meeting by participating in the webcast at www.virtualshareholdermeeting.com/OS2025. We will answer questions that are in compliance with the meeting rules of conduct that will be available on the virtual meeting website. Following adjournment of the formal business of the annual meeting, we will address as many questions pertinent to meeting matters and submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition.

As noted above, if you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business as of the record date.

How can I get help if I have trouble checking in or listening to the annual meeting online?

Online check-in to the annual meeting webcast will begin at 8:45 a.m., Eastern Time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the duration of the annual meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are being solicited by and on behalf of our board of directors. William Koefoed, our chief financial officer, and Holly Koczot, our general counsel and corporate secretary, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If, however, a proxy card is dated, executed and returned, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

How can I contact OneStream’s transfer agent?

You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449, by writing Equiniti Trust Company, LLC, at 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660 or by e-mail at HelpAST@equiniti.com. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://equiniti.com/us/ast-access.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. At our discretion, we may engage a proxy solicitation firm to assist us with the solicitation process, and we will bear the costs of any such engagement.

Where can I find the voting results of the annual meeting?

We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or the SEC, within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to that Form 8-K as soon as they become available.

Why did I receive the Notice instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps conserve natural resources. As a result, we are mailing to our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings. We may, at our discretion, voluntarily choose to mail or deliver a paper copy of the proxy materials, including our proxy statement and annual report, to one or more stockholders.

What does it mean if I receive more than one Notice or more than one set of printed proxy materials?

If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the Notice or proxy statement and annual report. How may I obtain an additional copy of the Notice or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice or proxy statement and annual report, as applicable, you may contact us as follows:

OneStream, Inc.

Attention: Investor Relations

191 N. Chester Street

Birmingham, Michigan 48009

(248) 650-1490

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. UNDER NO CIRCUMSTANCES DOES THE DELIVERY OF THIS PROXY STATEMENT CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of our Board of Directors

Our board of directors consists of eight members, seven of whom are independent under the listing standards of the Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 27, 2025 and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Thomas Shea	I	55	Chairman and Chief Executive Officer	2025	2028
Bradley Brown	I	39	Director	2025	2028
Continuing Directors
Michael Burkland(1)	II	62	Director	2026	—
John Kinzer(2)(3)	II	56	Director	2026	—
Kara Wilson(4)	II	55	Director	2026	—
Jonathan Mariner(4)	III	70	Director	2027	—
David Welsh(3)	III	57	Director	2027	—
General (Ret.) David H. Petraeus	III	72	Director	2027	—

(1) Chair of the compensation, nominating and governance committee.

(2) Chair of the audit committee.

(3) Member of the compensation, nominating and governance committee.

(4) Member of the audit committee.

For purposes of the biographical information regarding our directors and executive officers included in this proxy statement, the terms “our” and “OneStream” refer to (1) OneStream, Inc. (and its board of directors) after the completion of the Reorganization Transactions and (2) OneStream Software LLC (and its board of managers) prior the completion of the Reorganization Transactions.

Nominees for Director

Thomas Shea is our co-founder and has served as our chief executive officer and a member of our board of directors since our inception in 2012. Prior to co-founding OneStream, Mr. Shea was a co-founder of UpStream Software where he invented and architected UpStream TB and later UpStream WebLink. Mr. Shea served as the chief executive officer and president of UpStream until it was acquired by Hyperion in 2006. Prior to co-founding UpStream, Mr. Shea held a senior position at Meritor, Inc. Mr. Shea received his B.S. and M.B.A. degrees from Oakland University. We believe Mr. Shea’s perspective, experience and institutional knowledge as our co-founder and chief executive officer qualify him to serve as director.

Bradley Brown has served as a member of our board of directors since February 2020. Mr. Brown is a managing director at Kohlberg Kravis Roberts & Co. L.P. and a member of its Software Investment team, a position he has held since February 2018. Prior to joining Kohlberg Kravis Roberts & Co. L.P., Mr. Brown was a partner at Pennant Capital Management, where he worked on public market investments across sectors from September 2014 to January 2018. Prior to Pennant, he worked at Hellman & Friedman in San Francisco and Goldman Sachs in New York. Mr. Brown received a B.S. degree from MIT and an M.B.A. degree from Harvard Business School. We believe Mr. Brown’s experience in the areas of corporate strategy, finance, business transactions and software investments qualify him to serve on our board of directors.

Continuing Directors

Michael Burkland has served as a member of our board of directors since April 2019. Mr. Burkland has served as the chief executive officer of Five9, a publicly traded company, since November 2022, a position he previously held from January 2008 to December 2017. He also served as Five9’s president from January 2012 to December 2017. Mr. Burkland has been a member of Five9’s board of directors since January 2008 and has served either as chairman or executive chairman since February 2014. Mr. Burkland served on the board of directors of Vocera Communications, a publicly traded company and a provider of communication and workflow optimization solutions, from April 2016 until its acquisition by Stryker in February 2022. From 2002 to 2007, Mr. Burkland worked with the Interim CEO Network, serving as an interim chief executive officer for venture-backed technology companies, as well as heading up the firm’s strategic advisory practice. From 2000 to 2001, Mr. Burkland served as chief executive officer of Omniva Policy Systems Inc., a pioneer in enterprise policy management and e-mail security, where he built and implemented the company’s initial go to market strategy for the enterprise market. From 1994 to 1998, Mr. Burkland served as chief executive officer of Eventus Software, Inc., a leading developer of web content management software which was acquired by Segue Software, Inc. in 1998. Earlier in his career, he held various positions at Oracle, Patrol Software and BMC. Mr. Burkland received B.A. and M.B.A. degrees from the University of California, Berkeley. We believe Mr. Burkland’s experience leading and providing strategic oversight for public and private technology companies qualify him to serve on our board of directors.

John Kinzer has served as a member of our board of directors since June 2019. Mr. Kinzer currently serves as a senior advisor at Stripes focusing on SaaS, and was previously an operating partner from 2019 to 2023. Mr. Kinzer has also acted as a senior advisor to Kohlberg Kravis Roberts & Co. L.P. since February 2023. Prior to Stripes, Mr. Kinzer was the chief financial officer of HubSpot Inc. from 2013 to 2019. Prior to joining HubSpot, he served as the chief financial officer of BackOffice Associates. From 2001 to 2012, Mr. Kinzer worked for Blackboard, serving as chief financial officer from 2010 to 2012. He has also worked at MCI and Arthur Andersen. Mr. Kinzer has served on the board of directors of a number of privately held companies, including OutSystems, a global enterprise software company and PatientPop, an all-in-one medical practice platform. Mr. Kinzer received his B.S. degree from Virginia Polytechnic Institute and State University. We believe Mr. Kinzer’s significant operational experience as an executive and his financial expertise qualify him to serve on our board of directors.

Kara Wilson has served as a member of our board of directors since July 2020. Ms. Wilson has served as a senior advisor to Kohlberg Kravis Roberts & Co. L.P. since October 2019. She was formerly chief marketing officer at Rubrik, Inc., a cloud data management company, a role she held from June 2017 until May 2019. Prior to Rubrik, Ms. Wilson served as executive vice president of FireEye, a cybersecurity company, from October 2016 to June 2017, and as its chief marketing officer from August 2013 to June 2017. She has over 20 years of experience in driving go-to-market strategies for large, medium and later stage start-ups and has held marketing leadership roles with some of the technology industry’s most recognized companies, including Cisco Systems, SAP, SuccessFactors, PeopleSoft/Oracle and Okta. Since July 2017, she has served on the board of directors of Paychex, a publicly-traded payroll and HR solutions platform company. Ms. Wilson also serves on a number of private software solution company boards, including Alludo, OutSystems and ReliaQuest. In addition, she previously served on the board of directors of KnowBe4, a security awareness computer-based training firm, which was publicly traded until it was acquired in February 2023. Ms. Wilson received her B.A. degree from the University of California, Berkeley. We believe Ms. Wilson’s extensive experience in driving go-to-market strategies for enterprise technology companies qualifies her to serve on our board of directors.

Jonathan Mariner has served as a member of our board of directors since July 2020. Mr. Mariner is the founder and president of TaxDay, LLC, a private software firm. From December 2020 to September 2022, he served as chief administrative officer and chief people officer for Enjoy Technology, Inc., an operator of mobile retail stores, which was publicly traded until its acquisition by Asurion in 2022, and was a member of its board of directors. He also previously served as the chief financial officer and chief investment officer of Major League Baseball from 2002 to 2016, as interim head of Regional Sports Networks for The Walt Disney Company in 2019 prior to their sale to Sinclair Broadcasting, and as a senior advisor to Overtime Sports, a digital sports platform, from 2019 to 2021. He has served as a member of the board of directors of Rocket Companies, Inc. since November 2020 and Five9 since July 2023, and he previously served on the board of directors of Tyson Foods, Inc. from May 2019 to February 2025, all of which are publicly traded companies. Mr. Mariner received a B.A. degree from the University of Virginia and an M.B.A. degree from the Harvard Business School. He was previously a certified public accountant. We believe

Mr. Mariner’s significant operational and financial experience, and his experience serving on the boards of directors of other public companies, qualify him to serve on our board of directors.

David Welsh has served as a member of our board of directors since March 2019 and served as our chairman from March 2019 to July 2025. Since July 2025, Mr. Welsh has served as our lead independent director. Mr. Welsh is a partner and is head of tech growth equity within Kohlberg Kravis Roberts & Co. L.P.’s private equity platform, where he serves on the tech growth equity investment committee. Prior to joining Kohlberg Kravis Roberts & Co. L.P. in September 2016, Mr. Welsh was a partner with Adams Street Partners, a venture capital firm, from April 2008 to September 2016. From March 2007 to April 2008, Mr. Welsh served as executive vice president of corporate strategy and business development of McAfee, Inc. From June 2000 to March 2007, Mr. Welsh served as a general partner of Partech International, LLC, a venture capital firm. He has served as a member of the board of directors of Five9, Inc., a publicly traded company, since January 2011. He also served as a member of the board of directors of ForgeRock, Inc., a publicly traded company until its acquisition by Thoma Bravo, from August 2017 to April 2023. Mr. Welsh received a B.A. degree from the University of California, Los Angeles and a J.D. degree from the University of California, Berkeley, School of Law. We believe Mr. Welsh’s experience as a venture capitalist, his corporate strategy and business development expertise and service on the boards of directors of numerous other companies qualify him to serve on our board of directors.

General (Ret.) David H. Petraeus has served as a member of our board of directors since March 2019. Gen. Petraeus has been a partner at Kohlberg Kravis Roberts & Co. L.P. since December 2014 and since June 2013 he has served as chairman of the KKR Global Institute, which supports Kohlberg Kravis Roberts & Co. L.P.’s investment committees, portfolio companies and limited partners with analysis of geopolitical and macro-economic trends, as well as environmental, social and governance issues. Prior to joining Kohlberg Kravis Roberts & Co. L.P., Gen. Petraeus served for over 37 years in the U.S. military. Following his service in the military, Gen. Petraeus served as the director of the Central Intelligence Agency. Since leaving government, he has also served as a visiting professor at CUNY’s Macaulay Honors College, a Judge Widney Professor at the University of Southern California and a senior fellow at Harvard University, and is currently as a Kissinger Fellow at Yale University. Gen. Petraeus graduated with distinction from the U.S. Military Academy and received a Ph.D. from Princeton University’s Woodrow Wilson School of Public and International Affairs. We believe Gen. Petraeus’ extensive leadership experience and strategic abilities qualify him to serve on our board of directors.

Board Skills Matrix

Our board of directors has identified certain attributes, skills and experience that it believes are important to have represented on our board of directors as a whole. Our board of directors believes that the combination of the attributes, skills and experience of our current directors, which are summarized in the following table, contributes to a well-functioning and effective board of directors.

Name	Executive Leadership	Other Public Company Board	Technology Industry	Financial	Sales/ Marketing	Enterprise Risk Management	SaaS Experience	Cybersecurity, Privacy and Information Security
Thomas Shea	●		●	●	●	●	●
Bradley Brown			●	●
Michael Burkland	●	●	●	●	●	●	●
John Kinzer	●		●	●			●
Jonathan Mariner	●	●		●		●
General (Ret.) David H. Petraeus	●		●	●	●	●	●	●
David Welsh	●	●	●	●			●	●
Kara Wilson	●	●	●	●	●	●	●	●

Controlled Company

KKR controls a majority of the voting power represented by our capital stock. Under the corporate governance rules of the Nasdaq Stock Market, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. Although we do not currently rely on the exemptions from these corporate governance requirements, if we choose to rely on such exemptions in the future, you would not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements. If we cease to be a “controlled company” and our Class A common stock continues to be listed on the Nasdaq Global Select Market, we will be required to comply with these corporate governance requirements within the applicable transition periods.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Brown, Burkland, Kinzer, Mariner and Welsh, Gen. Petraeus and Ms. Wilson, representing seven of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the corporate governance rules of the Nasdaq Stock Market. In making these determinations, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, each director’s relationship with KKR, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Lead Independent Director

Our board of directors has adopted corporate governance guidelines that provide that, if our board of directors does not have an independent chairperson, then our board of directors will appoint a lead independent director. Mr. Welsh serves as our lead independent director, and Mr. Shea serves as our chief executive officer and chairperson of the board of directors. As lead independent director, Mr. Welsh calls and presides over periodic meetings of our independent directors, serves as a liaison between our chairperson and our independent directors and performs such additional duties as a majority of our independent directors may otherwise determine and delegate. We believe that Mr. Welsh’s strong leadership and governance experience enable him to effectively serve as our lead independent director.

For so long as KKR owns at least 25% of our outstanding common stock, the Stockholders’ Agreement (as defined below) provides KKR with the right to appoint and remove both our lead independent director and our chairperson of our board of directors. We believe that our leadership structure with Mr. Shea serving as both chairperson of our board of directors and chief executive officer, with a separate lead independent director, is appropriate because it provides a balance between Mr. Shea’s company-specific experience, leadership and insight and our independent directors’ experience, leadership, oversight and expertise from outside of our company. This structure also enables strong leadership, creates clear accountability and enhances our ability to communicate our strategy clearly and consistently to stockholders while ensuring robust, independent oversight by our board of directors and our independent directors, led by our lead independent director.

Role of Our Board of Directors in the Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

On a regular basis, our board of directors reviews strategic and operational risks in the context of discussions, question and answer sessions, and reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions. Directors also have access to management outside of its regular meetings and are free to ask any questions and receive all information necessary to perform their duties as a director.

While our board of directors ultimately is responsible for risk oversight, the committees of our board of directors assist it in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cybersecurity and potential conflicts of interest, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation, nominating and governance committee assesses risks relating to our executive compensation plans and arrangements, whether our compensation policies and programs have the potential to encourage excessive risk taking, risks relating to our corporate governance practices and the independence of the board of directors.

Stockholders’ Agreement

In connection with the completion of our IPO, we entered into a stockholders’ agreement, or the Stockholders’ Agreement, with KKR Dream Holdings LLC. The Stockholders’ Agreement provides that so long as KKR and its affiliates beneficially own (1) at least 40% of our outstanding common stock, KKR will have the right to nominate a majority of our board of directors, and (2) at least 10% but less than 40% of our outstanding common stock, KKR will have the right to nominate a percentage of the authorized number of directors equal to KKR’s ownership of our outstanding common stock (rounded up to the nearest whole director). Messrs. Brown, Burkland and Welsh, Gen. Petraeus and Ms. Wilson currently serve as the KKR-nominated directors pursuant to the Stockholders’ Agreement. As of March 27, 2025, KKR beneficially owned approximately 39.5% of our outstanding common stock; however, the five of eight members of our board of directors nominated by KKR pursuant to the Stockholders’ Agreement are expected to continue to serve on our board of directors for the foreseeable future. Under the Stockholders’ Agreement, in the event that a vacancy is created at any time by the death, disability, removal or resignation of any director nominated by KKR, the remaining directors shall cause the vacancy created thereby to be filled by a new director nominated by KKR.

Further, under the Stockholders’ Agreement, at least one KKR nominee is entitled to serve on each committee of our board of directors so long as KKR has the right to nominate at least one director to our board of directors, provided that any such KKR nominee shall at all times remain eligible to serve on the applicable committee under applicable law and the listing standards of the stock exchange on which the Class A common stock is then listed, including any applicable general and heightened independence requirements, and provided further that any special committee established to evaluate any transaction in which KKR or any of its affiliates has an interest which is in conflict with the interests of OneStream, as reasonably determined by a number of directors equal to at least one-third of the whole board of directors, shall not include any director nominated by KKR.

In addition, the Stockholders’ Agreement provides that so long as KKR owns at least 25% of our outstanding common stock, (1) KKR will have the right to appoint and remove the chairperson of our board of directors and the lead independent director, if any, and (2) KKR’s consent will be required (a) for us to enter into any transaction or agreement that results in a change in control, and (b) for the termination, hiring or appointment of our chief executive officer.

The Stockholders’ Agreement also provides that for so long as KKR owns at least 5% of our outstanding common stock, we shall, upon reasonable request, provide quarterly financial information to KKR in a level of detail consistent with financial reports provided to KKR prior to our IPO, provided that we may satisfy such requests in whole or in part by reference to our filings with the SEC that are publicly available on EDGAR.

The Stockholders’ Agreement will terminate at such time as KKR and its permitted transferees collectively cease to own at least 5% of our outstanding common stock, unless terminated earlier by KKR.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Legal Proceedings

None of our executive officers or directors have been involved in any legal proceedings in the past ten years that are required to be disclosed under Item 401(f) of Regulation S-K, except that in 2015, Gen. Petraeus pleaded guilty to a federal misdemeanor charge of mishandling classified documents.

Committees of Our Board of Directors

Our board of directors has established an audit committee and a compensation, nominating and governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until the earlier of their resignation or removal by our board of directors in its discretion.

Under the Stockholders’ Agreement, at least one KKR nominee is entitled to serve on each committee of our board of directors so long as KKR has the right to nominate at least one director to our board of directors, provided that any such KKR nominee shall at all times remain eligible to serve on the applicable committee under applicable law and the listing standards of the stock exchange on which the Class A common stock is then listed, including any applicable general and heightened independence requirements, and provided further that any special committee established to evaluate any transaction in which KKR or any of its affiliates has an interest which is in conflict with the interests of OneStream, Inc. shall not include any director nominated by KKR.

Audit Committee

The current members of our audit committee are Messrs. Kinzer and Mariner and Ms. Wilson, with Mr. Kinzer serving as chairperson. Each of the members of the audit committee meet the requirements for independence under the applicable rules and regulations of the SEC and the corporate governance rules of Nasdaq. Each member of our audit committee also meets the financial literacy requirements under the corporate governance rules of the Nasdaq Stock Market. In addition, our board of directors has determined that Mr. Kinzer is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit committee has the responsibility to, among other things:

• select, retain, compensate, evaluate, oversee and, where appropriate, terminate our independent registered public accounting firm;

• review and approve the scope and plans for the audits and the audit fees and approve all non-audit and tax services to be performed by the independent registered public accounting firm;

• evaluate the independence and qualifications of our independent registered public accounting firm;

• review our financial statements, and discuss with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

• review and discuss with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

• discuss with management our procedures regarding the presentation of our financial information, and review earnings press releases and guidance;

• oversee the design, implementation and performance of our internal audit function, if and when established;

• set hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and oversee compliance with such policies;

• review and monitor compliance with our code of business conduct and ethics, and review conflicts of interest of our board members and officers;

• review, approve and monitor related party transactions;

• adopt and oversee procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

• review and discuss with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

• review and discuss with management and our independent registered public accounting firm our guidelines and policies to identify, monitor and address enterprise risks, including those relating to cybersecurity.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the corporate governance rules of the Nasdaq Stock Market. During 2024, our audit committee held five meetings. A copy of the charter of our audit committee is available on our website at https://investor.onestream.com/governance/documents-charters.

Compensation, Nominating and Governance Committee

The current members of our compensation, nominating and governance committee are Messrs. Burkland, Kinzer and Welsh, with Mr. Burkland serving as chairperson. Each of the members of our compensation, nominating and governance committee meet the requirements for independence under the applicable rules and regulations of the SEC and the corporate governance rules of Nasdaq. Our compensation, nominating and governance committee has the responsibility to, among other things:

• review and approve, or recommend to our board of directors other than our chief executive officer for approval, the compensation for our executive officers, including our chief executive officer;

• review, approve and administer our employee benefit and equity incentive plans;

• establish and review the compensation plans and programs of our employees, and ensure that they are consistent with our general compensation strategy;

• approve the creation or revision of any clawback policy;

• review and determine non-employee director compensation;

• review, assess and make recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;

• identify, evaluate, select or make recommendations to our board of directors regarding nominees for election to our board of directors, subject to KKR’s right to nominate a certain number of directors for election to our board of directors pursuant to the Stockholders’ Agreement;

• develop policies and procedures for considering stockholder nominees for election to our board of directors;

• review our succession planning process for our chief executive officer and any other members of our executive management team;

• review and make recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;

• review and make recommendations to our board of directors regarding our corporate governance guidelines and corporate governance framework;

• oversee director orientation for new directors and continuing education for our directors;

• oversee the evaluation of the performance of our board of directors and its committees; and

• administer policies and procedures for communications with the non-management members of our board of directors.

Our compensation, nominating and governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the corporate governance rules of the Nasdaq Stock Market. During 2024, our compensation, nominating and governance committee held two meetings. A copy of the charter of our compensation, nominating and governance committee is available on our website at https://investor.onestream.com/governance/documents-charters.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2024, our board of directors held seven meetings, and each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but not less than twice a year.

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

During 2024, the members of our compensation, nominating and governance committee included Messrs. Burkland, Kinzer and Welsh. None of the members of our compensation, nominating and governance committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation, nominating and governance committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation, nominating and governance committee.

Considerations in Evaluating Director Nominees

The compensation, nominating and governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our compensation, nominating and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board of directors has not established minimum qualifications for members, some of the factors that our nominating and corporate governance committee considers in assessing director nominees include, without limitation, character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of our business, an understanding of the responsibilities that are required of a member of the board of directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. Our board of directors believes that our board of directors should be a diverse body, and the compensation, nominating and governance committee considers a broad range of perspectives, backgrounds, and experiences.

Additionally, the Stockholders’ Agreement provides that so long as KKR and its affiliates beneficially own (1) at least 40% of our outstanding common stock, KKR will have the right to nominate a majority of our board of directors, and (2) at least 10% but less than 40% of our outstanding common stock, KKR will have the right to nominate a percentage of the authorized number of directors equal to KKR’s ownership of our outstanding common stock (rounded up to the nearest whole director). For more information on KKR’s nomination rights, please see the section titled “—Stockholders’ Agreement.”

If our compensation, nominating and governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the compensation, nominating and governance committee, board of directors, or management.

After completing its review and evaluation of director candidates, our compensation, nominating and governance committee recommends to our full board of directors the director nominees for selection. Our compensation, nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board of directors.

Stockholder Recommendations and Nominations to our Board of Directors

Our compensation, nominating and governance committee will consider recommendations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, all applicable company policies, and all applicable laws, rules, and regulations, including those promulgated by the SEC. Our compensation, nominating and governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and corporate governance guidelines, and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at: OneStream, Inc. 191 N. Chester Street, Birmingham, Michigan 48009, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us, and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our compensation, nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2026 annual meeting.”

Communications with our Board of Directors

Stockholders and other interested parties wishing to communicate directly with our directors may do so by writing and sending the correspondence to our general counsel, chief financial officer or legal department at our principal executive office at 191 N. Chester Street, Birmingham, Michigan 48009.

Our general counsel, chief financial officer or legal department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our general counsel, chief financial officer or legal department will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the board of directors or the lead independent director if the chairperson of the board of directors is not independent.

Our general counsel, chief financial officer or legal department may decide in the exercise of his, her or its judgment whether a response to any communication is necessary and will provide a report to the compensation, nominating and governance committee on a quarterly basis of any communications received to which the general counsel, chief financial officer or legal department has responded.

These policies and procedures for communications with the non-management directors are administered by the compensation, nominating and governance committee. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Insider Trading Policy

Our board of directors has adopted an insider trading policy that governs the purchase, sale and other dispositions of our securities by directors, officers, employees and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable stock exchange listing requirements. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans or as part of any other pledging transaction and (5) holding our common stock in a margin account.

Corporate Governance Guidelines and Code of Conduct

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as contractors, consultants and agents of the Company. The full text of our corporate governance guidelines and our code of business conduct and ethics is posted on the investor relations page on our website at https://investor.onestream.com/. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on the same website or in filings under the Exchange Act.

Director Compensation

Outside Director Compensation Prior to our Initial Public Offering

Prior to our IPO in July 2024, we did not have a formal policy with respect to compensation payable to our non‑employee directors for their service as directors. From time to time, we paid cash fees and granted equity awards to attract them to join our board of directors and for their continued service on our board of directors. We also have reimbursed our directors for expenses associated with attending meetings of our board of directors and its committees.

Outside Director Compensation Policy

In 2024, we engaged Compensia, Inc., or Compensia, a third-party compensation consultant, to provide our board of directors and the compensation, nominating and governance committee with an analysis of publicly available data and assistance in determining compensation to be provided to our non-employee directors on and after the effective date of the registration statement relating to our IPO. Based on the discussions with and assistance from Compensia, in July 2024 our board of directors adopted, and our then sole stockholder approved, an Outside Director Compensation Policy providing for certain compensation to our non-employee directors on and after July 24, 2024 (other than Messrs. Brown and Welsh and Gen. Petraeus, who have elected not to receive compensation under such policy).

Pursuant to our Outside Director Compensation Policy, each non-employee director (other than Messrs. Brown and Welsh and Gen. Petraeus) receives compensation for his or her service consisting of cash retainers and equity awards.

Cash Compensation

Pursuant to our Outside Director Compensation Policy, all eligible and participating outside directors are paid cash compensation as set forth below.

• $35,000 retainer per year for each non-employee director;

• $20,000 retainer per year for the non-executive chair;

• $18,000 retainer per year for the lead independent director;

• $20,000 retainer per year for the chair of the audit committee;

• $10,000 retainer per year for each other member of the audit committee;

• $20,000 retainer per year for the chair of the compensation, nominating and governance committee; and

• $10,000 retainer per year for each other member of the compensation, nominating and governance committee.

Each non-employee director who serves as the chair of a committee receives only the additional annual fee as the chair of the committee and does not receive the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Equity Compensation

• Initial Award. Each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units, or RSUs, covering a number of shares of Class A common stock having a value equal to $400,000, rounded down to the nearest share, which we refer to as the Initial Award. One-third of the RSUs subject to each Initial Award will vest on each anniversary of the grant date, subject to continued service as a non-employee director through each vesting date. If an individual was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle such individual to an Initial Award.

• Annual Award. On the first trading day immediately following the date of each annual meeting of our stockholders, each non-employee director will automatically be granted an award of RSUs covering a number of shares of Class A common stock having a value equal to $200,000, rounded down to the nearest share, which we refer to as the Annual Award, provided that the first Annual Award granted to a non-employee director will be prorated based on the number of days of service as a non-employee director provided by such individual prior to the date of the annual meeting preceding the date of grant. Each Annual Award will vest on the earlier of the one-year anniversary of grant or the day immediately prior to the next annual meeting of stockholders, subject to continued service as a non-employee director through each vesting date.

The Outside Director Compensation Policy includes a maximum annual limit of $750,000 on aggregate cash compensation and equity compensation awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the non-employee director’s initial year of service as a non-employee director). For purposes of this limitation (and the Outside Director Compensation Policy generally), the value of equity awards is based on the grant date fair value (determined in accordance with GAAP), or such other valuation method selected by the board of directors or a designated committee thereof prior to the effective date of an award. Any cash compensation paid or equity compensation awards granted to a person for their service as an employee, for their service as a consultant (other than as a non-employee director), or prior to the effective date of our IPO, will not count for purposes of the limitation. The maximum annual limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors. The option grants described in the section below titled “—2024 Director Option Grants—IPO Option Grants” are excluded from the maximum annual limit pursuant to the terms of the Outside Director Compensation Policy.

In the event of a change in control (as defined in our 2024 Equity Incentive Plan), each non-employee director will fully vest in and have the right to exercise his or her outstanding Company equity awards (including those granted pursuant to our Outside Director Compensation Policy).

2024 Director Option Grants

Director Option Grants

In June 2024, Mr. Mariner and Ms. Wilson were each granted options to purchase 50,000 common units of OneStream Software LLC, pursuant to the OneStream Software LLC 2019 Common Unit Option Plan, or the 2019 Plan. The options were converted into options to purchase our Class A common stock on a one-for-one basis when we assumed the 2019 Plan in connection with our IPO. One-fourth of the shares subject to the options are scheduled to vest on May 31, 2025 with 1/48th of the total shares vesting monthly thereafter, subject to the respective director’s continued service with us through each vesting date.

IPO Option Grants

In connection with our IPO, and prior to the effectiveness of our Outside Director Compensation Policy, Messrs. Burkland, Kinzer and Mariner and Ms. Wilson were granted options to purchase 169,257, 128,225, 134,913 and 134,913 shares, respectively, of Class A common stock at an exercise price per share equal to $20.00 per share, which represents the price of a share of Class A common stock at the time of our IPO. The options described in this paragraph were intended to compensate each director for the reduction in the number of their pre-IPO incentive compensation units, or incentive units, due to the unit reclassification in connection with the Reorganization Transactions, as described further in the section titled “Certain Relationships and Related Party Transactions—Reorganization Transactions,” and to provide an additional retention incentive. The options were granted pursuant to our 2024 Equity Incentive Plan and vested as to 1/16th of the total shares on October 23, 2024 with 1/16th of the total shares scheduled to vest every three months thereafter, subject to the respective director’s continued service with us through each vesting date.

2024 Director Compensation

The following table sets forth information regarding compensation earned by or paid to our outside directors during our fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, Mr. Shea, our chief executive officer, and, prior to our IPO, Mr. Colby, our president, both also served as members of our board of directors. Mr. Shea and Mr. Colby did not receive any additional compensation for their services as members of our board of directors and therefore are not included in the table below. The total compensation earned by or paid to Mr. Shea and Mr. Colby in 2023 and 2024 is presented in the “Summary Compensation Table” in the section titled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Bradley Brown	—	—	—
Michael Burkland(3)	40,417	1,796,088	1,836,504
John Kinzer(3)	44,583	1,360,672	1,405,256
Jonathan Mariner(3)	36,250	1,917,143	1,953,393
General (Ret.) David H. Petraeus	—	—	—
David Welsh	—	—	—
Kara Wilson(3)	32,083	1,917,143	1,949,226

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of options granted during 2024 computed in accordance with FASB ASC Topic 718, rather than the amounts paid or realized by the outside director. The assumptions used in calculating the grant date fair value of the options are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2025. With respect to Messrs. Burkland, Kinzer and Mariner, and Ms. Wilson, $1,796,088, $1,360,672, $1,431,643 and $1,431,643, respectively, of the grant date fair value amounts presented represent the options granted in connection with our IPO and Reorganization Transactions under the 2024 Plan, as described in the section titled “—Director Compensation—2024 Director Option Grants—IPO Option Grants.”
(2)
Prior to the Reorganization Transactions, common unit options granted under the 2019 Plan contained a forfeiture provision. On July 12, 2024, the outstanding common unit options were amended to remove the forfeiture provision, to be effective immediately upon the completion of the Reorganization Transactions resulting in an “improbable-to-probable” modification under ASC 718, Compensation—Stock Compensation and reclassification of these options under ASC 718. Because these options were not previously accounted for under ASC 718, such a reclassification resulted in a cumulative adjustment to the fair values of the outstanding common unit options. The table below shows the cumulative adjustments to the fair values of outstanding common unit options granted to each applicable outside director measured as of the modification date of July 12, 2024, as described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2025. Messrs. Brown and Welsh and Gen. Petraeus did not hold any outstanding equity awards as of July 12, 2024.

Name	Grant Year	Grant Date Fair Value as of the Option Modification Date ($)
Michael Burkland	2024	—
	2023	—
	2022	517,000
John Kinzer	2024	—
	2023	—
	2022	517,000
Jonathan Mariner	2024	485,500
	2023	—
	2022	—
Kara Wilson	2024	485,500
	2023	—
	2022	—
(3)
The following table provides information regarding outstanding equity awards held as of December 31, 2024, by each outside director who was serving as of December 31, 2024. Messrs. Brown and Welsh and Gen. Petraeus did not hold any outstanding equity awards as of December 31, 2024.

Name	Shares of Class A Common Stock Underlying Options Outstanding (#)
Michael Burkland	219,257
John Kinzer	178,225
Jonathan Mariner	184,913
Kara Wilson	184,913

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then ending. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our compensation, nominating and governance committee has recommended, and our board of directors has approved, each of Messrs. Shea and Brown as nominees for election as directors at the annual meeting. If elected, each of Messrs. Shea and Brown will serve as a director until our 2028 annual meeting and his respective successor is elected and qualified or until their earlier death, resignation, or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance—Nominees for Director.”

Each of Messrs. Shea and Brown has agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2024 and December 31, 2023.

	2024 ($)	2023 ($)
Audit Fees(1)	2,353,500	890,000
Audit-Related Fees(2)	294,000	266,650
Tax Fees	—	—
All Other Fees(3)	7,200	5,200
Total Fees	2,654,700	1,161,850

_______________

(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for assurance and related services related to our IPO and Secondary Offering, as well as various consultation matters in 2024.
(2)
“Audit-Related Fees” consist of service and organization controls reporting services.
(3)
“All Other Fees” consist of fees billed for products and services provided by the independent registered public accountants other than those disclosed above, which relate to subscription fees paid for access to online accounting research software applications.

Auditor Independence

In 2024, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may delegate to the chairperson or to one or more members of the audit committee authority to approve in advance permitted services to be performed by the independent auditor or other registered public accounting firms along with any associated fees.

All services related to the fees described in the table above were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors, which is available on our website at https://investor.onestream.com/. This written charter is reviewed at least annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

• reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;

• discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC; and

• received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025.

Respectfully submitted by the members of the audit committee of the board of directors:

John Kinzer (Chair)

Jonathan Mariner

Kara Wilson

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of the date of this proxy statement.

Name	Age	Position(s)
Thomas Shea(1)	55	Chief Executive Officer and Chairman
Craig Colby(1)	55	President
William Koefoed	60	Chief Financial Officer
Ken Hohenstein(2)	55	Chief Revenue Officer

(1)
On April 3, 2025, the board of directors approved Mr. Colby’s transition from president to chief success officer, effective May 1, 2025. In connection with such transition, Mr. Shea will assume the role of president.
(2)
On April 3, 2025, the board of directors approved Mr. Hohenstein’s appointment as an executive officer, effective May 1, 2025.

For Mr. Shea’s biography, please see the section titled “Board of Directors and Corporate Governance—Nominees for Director.”

Craig Colby is our co-founder and has served as our president since our inception in 2012. Mr. Colby also served as a member of our board of directors from inception until June 2024. Prior to co-founding OneStream, Mr. Colby was a co-founder of UpStream Software. Mr. Colby received his B.B.A. degree from Western Michigan University.

William Koefoed has served as our chief financial officer since November 2019. Prior to joining OneStream, Mr. Koefoed served as the chief financial officer of Blue Nile, Inc., an e-commerce retailer of diamonds and fine jewelry. Prior to joining Blue Nile in 2018, he served as the chief financial officer and partner of BCG Digital Ventures, part of Boston Consulting Group, and as the chief financial officer of Puppet, Inc., an IT automation software development company. Mr. Koefoed also served in a variety of finance roles at Microsoft Corporation beginning in 2005, including as chief financial officer of its Skype division, general manager of investor relations and general manager of IT finance. Prior to joining Microsoft, Mr. Koefoed held leadership roles at Hewlett-Packard Company, PricewaterhouseCoopers and Arthur Andersen. Mr. Koefoed serves on the board of directors of Bank OZK, listed on the Nasdaq Global Select Market, and Boys & Girls Club of Southeastern Michigan. Mr. Koefoed is a California C.P.A. (inactive) and received his B.S. and M.B.A. degrees from the University of California, Berkeley.

Ken Hohenstein has served as our chief revenue officer since January 2022, in which he oversees our global go-to-market efforts, including sales, pre-sales, value and transformation, global revenue operations and alliances. Prior to his current role as chief revenue officer, Mr. Hohenstein served as our senior vice president, Americas Sales, from August 2016 until December 2021. Prior to joining OneStream, Mr. Hohenstein was a managing director at Huron Consulting leading the largest Oracle EPM consultancy team in the market, and, prior to that, he held senior leadership roles at Oracle and Hyperion. Mr. Hohenstein received his B.B.A. degree from the University of Massachusetts, Isenberg School of Management.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation programs are designed to:

• attract, motivate, incentivize and retain highly qualified executives;

• provide compensation to our executives that is fair and competitive and that rewards high levels of performance and the achievement of our business objectives; and

• more closely align our executives’ interests with those of our stockholders by providing a significant portion of their compensation in the form of performance-based compensation (short-term and long-term incentive opportunities).

Since our IPO and the establishment of our compensation, nominating and governance committee, our compensation, nominating and governance committee generally is responsible for making compensation decisions relating to the compensation of our executive officers, but may, in its discretion, choose to make compensation recommendations to the full board of directors. The compensation, nominating and governance committee makes compensation decisions with input from our chief executive officer (except with respect to his own compensation) and Compensia, a third-party compensation consultant engaged by the compensation, nominating and governance committee. With respect to any decisions relating to the compensation of our chief executive officer, the compensation, nominating and governance committee makes recommendations to the full board of directors, and the full board of directors (excluding Mr. Shea) makes the final decision. The board of directors also makes decisions with respect to executive officer equity awards.

Our compensation, nominating and governance committee believes our chief executive officer has valuable insight into the day-to-day contributions of our executive officers and solicits the advice and input from our chief executive officer with respect to performance objectives under our annual bonus plan and target compensation levels for our other executive officers, including our other named executive officers. Since our IPO, at the request of our compensation, nominating and governance committee, Compensia provides the committee with relevant market data, including the selection of a peer group, and alternatives to consider when making compensation decisions regarding our executive officers and considering the recommendations of our chief executive officer regarding the compensation of other executive officers. Although the compensation, nominating and governance committee considers Compensia’s advice and recommendations about our executive compensation program, our compensation, nominating and governance committee ultimately makes its own decisions about executive compensation matters.

Executive Compensation

Our named executive officers for 2024 were:

• Thomas Shea, our chief executive officer;

• Craig Colby, our president; and

• William Koefoed, our chief financial officer.

On April 3, 2025, the board of directors approved Mr. Colby’s transition from president to the role of chief success officer, effective May 1, 2025. In connection with the effectiveness of such transition, Mr. Shea will assume the role of president. Mr. Shea will not receive any additional compensation upon assuming the role of president.

2024 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended December 31, 2023 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Thomas Shea	2024	497,917	307,000	10,733,212	400,000	28,555	(5)	11,966,684
Chief Executive Officer	2023	472,917	—	4,770,948	432,250	27,429	(6)	5,703,543
Craig Colby	2024	425,000	246,000	4,412,330	340,000	29,906	(7)	5,453,236
President	2023	422,917	—	3,708,809	386,750	28,258	(8)	4,546,734
William Koefoed	2024	425,000	—	9,403,715	238,000	27,333	(9)	10,094,048
Chief Financial Officer	2023	422,917	—	3,349,391	243,653	25,291	(10)	4,041,251

(1)
The amounts in the “Bonus Awards” column reflect special cash payments made in 2024 to certain employees of the Company, including Mr. Shea and Mr. Colby, that, prior to our IPO, held ownership interests in OneStream Software LLC indirectly through their ownership in OneStream Software Holdings Corporation, or OSHC, to cover certain unanticipated tax liabilities for the 2023 tax year resulting from taxable income reported by the Company to OSHC. These payments were approved by the independent and disinterested, non-management members of the OneStream Software LLC board of managers in April 2024 prior to our IPO.
(2)
The amounts in the “Option Awards” column reflect the aggregate grant-date fair value of options granted during 2023 and 2024 computed in accordance with FASB ASC Topic 718, rather than the amounts paid or realized by the named executive officer. The assumptions used in calculating the grant date fair value of the options in 2024 are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2025. With respect to Messrs. Shea, Colby and Koefoed, $1,578,868, $850,159 and $4,932,187, respectively, of the grant-date fair value amounts presented for 2024 represent the options granted in connection with our IPO and Reorganization Transactions under the 2024 Plan, as described in the section titled “—2024 Named Executive Officer IPO Option Grants .” The assumptions used in calculating the grant date fair value of the options in 2023 are the same as those provided in Note 2 to OneStream Software LLC’s consolidated financial statements included in the prospectus for our Secondary Offering, dated November 14, 2024 and filed with the SEC pursuant to Rule 424(b)(4) on November 15, 2024, with respect to the value of incentive compensation unit, or incentive unit, awards.
(3)
Prior to the Reorganization Transactions, common unit options granted under the 2019 Plan contained a forfeiture provision. On July 12, 2024, the outstanding common unit options were amended to remove the forfeiture provision, to be effective immediately upon the completion of the Reorganization Transactions resulting in an “improbable-to-probable” modification under ASC 718, Compensation—Stock Compensation and reclassification of these options under ASC 718. Because these options were not previously accounted for under ASC 718, such a reclassification resulted in a cumulative adjustment to the fair values of the outstanding common unit options. The table below shows the cumulative adjustments to the fair values of outstanding common unit options granted to each named executive officer measured as of the modification date of July 12, 2024, as described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2025.

Name	Grant Year	Grant Date Fair Value as of the Option Modification Date ($)
Thomas Shea	2024	9,154,344
	2023	6,825,924
	2022	6,409,094
Craig Colby	2024	3,562,171
	2023	5,306,294
	2022	3,204,542
William Koefoed	2024	4,471,528
	2023	4,792,064
	2022	2,848,474

(4)
The amount earned represent incentive bonuses pursuant to the terms and conditions of our Executive 2023 Bonus Plan and Executive 2024 Bonus Plan. The material terms of our Executive 2024 Bonus Plan are described in the section titled “—Executive 2024 Bonus Plan.”
(5)
The amount consists of (a) $8,250 in matching contributions under our 401(k) Plan, (b) $18,504 in employer premium payments for medical, dental, vision, AD&D, STD, LTD and basic life insurance and (c) a $1,800 stipend for cell and internet service. Such amounts are commensurate with the benefits that were generally provided to the Company’s employees during the applicable period.
(6)
The amount consists of (a) $8,250 in matching contributions under our 401(k) Plan, (b) $17,379 in employer premium payments for medical, dental, vision, AD&D, STD, LTD and basic life insurance and (c) a $1,800 stipend for cell and internet service. Such amounts are commensurate with the benefits that were generally provided to the Company’s employees during the applicable period.
(7)
The amount consists of (a) $8,250 in matching contributions under our 401(k) Plan, (b) $20,756 in employer premium payments for medical, dental, vision, AD&D, STD, LTD and basic life insurance and (c) a $900 stipend for cell and internet service. Such amounts are commensurate with the benefits that were generally provided to the Company’s employees during the applicable period.
(8)
The amount consists of (a) $8,250 in matching contributions under our 401(k) Plan, (b) $17,992 in employer premium payments for medical, dental, vision, AD&D, STD, LTD and basic life insurance and (c) a $2,016 stipend for cell and internet service. Such amounts are commensurate with the benefits that were generally provided to the Company’s employees during the applicable period.
(9)
The amount consists of (a) $8,250 in matching contributions under our 401(k) Plan, (b) $17,283 in employer premium payments for medical, dental, vision, AD&D, STD, LTD and basic life insurance and (c) a $1,800 stipend for cell and internet service. Such amounts are commensurate with the benefits that were generally provided to the Company’s employees during the applicable period.

(10)
The amount consists of (a) $8,250 in matching contributions under our 401(k) Plan, (b) $15,241 in employer premium payments for medical, dental, vision, AD&D, STD, LTD and basic life insurance and (c) a $1,800 stipend for cell and internet service. Such amounts are commensurate with the benefits that were generally provided to the Company’s employees during the applicable period.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024:

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas Shea	2/9/2021	(2)						13,563	386,817
	6/30/2022	(3)	439,049	180,786	—	10.65	12/4/2031
	3/6/2023	(4)	299,956	354,495	—	10.65	3/5/2033
	3/11/2024	(5)	—	908,169	—	14.51	3/10/2034
	7/23/2024	(6)	9,299	139,488	—	20.00	7/22/2034
Craig Colby	2/9/2021	(7)						7,303	208,282
	6/30/2022	(3)	79,524	90,393	—	10.65	12/4/2031
	3/6/2023	(4)	93,178	275,575	—	10.65	3/5/2033
	3/11/2024	(5)	—	353,390	—	14.51	3/10/2034
	7/23/2024	(6)	5,007	75,109	—	20.00	7/22/2034
William Koefoed	2/9/2021	(8)						7,303	208,282
	6/30/2022	(3)	185,132	80,349	—	10.65	12/4/2031
	3/6/2023	(4)	186,816	248,869	—	10.65	3/5/2033
	3/11/2024	(5)	—	443,604	—	14.51	3/10/2034
	7/23/2024	(6)	29,049	435,743	—	20.00	7/22/2034

(1)
Prior to our IPO, incentive units were granted pursuant to profits interest unit grant agreements between our named executive officers and OneStream Software LLC. As part of the Reorganization Transactions, all outstanding incentive units of OneStream Software LLC were reclassified into LLC Units and the holders received a corresponding number of shares of Class C common stock, subject to the same terms and conditions, including vesting terms, as the incentive units that were reclassified into LLC Units. There is no established public trading market for our LLC Units or Class C common stock; however, vested LLC Units may be redeemed by the holder for shares of Class D common stock on a 1:1 basis, and an equal number of the holder’s shares of Class C common stock (which have no economic rights) will be cancelled in connection with the redemption. Each share of Class D common stock is, in turn, convertible into one share of Class A common stock. Amounts reported are based on a per share price of $28.52, which was the closing trading price of a share of Class A common stock as of December 31, 2024.
(2)
These represent pre-IPO incentive unit awards held by TSICU Corp., a subchapter S corporation controlled by Mr. Shea, that were reclassified in connection with the Reorganization Transactions. These awards, including the vesting details, are described in further detail in the section titled “—Pre-IPO Profits Interest Unit Grant Agreements.”
(3)
The Class A common stock underlying each of these options vested as to 1/4th of the total shares on February 15, 2023 with 1/48th of the total shares vesting monthly thereafter subject to the respective named executive officer’s continued service with us. Additionally, these options will vest immediately in certain circumstances described in the section titled “—Potential Payments upon Termination or Change in Control.” These options were initially granted as common unit options under the OneStream Software LLC 2019 Common Unit Option Plan, or the 2019 Plan, but were converted into options to purchase Class A common stock of OneStream, Inc. on a one-for-one basis when OneStream, Inc. assumed the 2019 Plan in connection with our IPO.
(4)
The Class A common stock underlying each of these options vested as to 1/4th of the total shares on February 15, 2024 with 1/48th of the total shares vesting monthly thereafter subject to the respective named executive officer’s continued service with us. Additionally, these options will vest immediately in certain circumstances described in the section titled “—Potential Payments upon Termination or Change in Control.” These options were initially granted as common unit options under the 2019 Plan but were converted into options to purchase Class A common stock of OneStream, Inc. on a one-for-one basis when OneStream, Inc. assumed the 2019 Plan in connection with our IPO.
(5)
The Class A common stock underlying each of these options vested as to 1/4th of the total shares on February 15, 2025 with 1/48th of the total shares vesting monthly thereafter subject to the respective named executive officer’s continued service with us. Additionally, these options will vest immediately in certain circumstances described in the section titled “—Potential Payments upon Termination or Change in Control.” These options were initially granted as common unit options under the 2019 Plan but were converted into options to purchase Class A common stock of OneStream, Inc. on a one-for-one basis when OneStream, Inc. assumed the 2019 Plan in connection with our IPO.
(6)
The Class A common stock underlying each of these options vested as to 1/16th of the total shares on October 23, 2024 with 1/16th of the total shares scheduled to vest every three months thereafter, subject to the respective named executive officer’s continued service with us through each vesting date. Additionally, these options will vest immediately in certain circumstances described in the section titled “—Potential Payments upon Termination or Change in Control.” These options are described in further detail in the section titled “—2024 Named Executive Officer IPO Option Grants.”

(7)
These represent pre-IPO incentive unit awards held by CCICU Corp., a subchapter S corporation controlled by Mr. Colby, that were reclassified in connection with the Reorganization Transactions. These awards, including the vesting details, are described in further detail in the section titled “—Pre-IPO Profits Interest Unit Grant Agreements.”
(8)
These represent pre-IPO incentive unit awards held by Blazing Elk Management II, Inc., a subchapter S corporation controlled by Mr. Koefoed, that were reclassified in connection with the Reorganization Transactions. These awards, including the vesting details, are described in further detail in the section titled “—Pre-IPO Profits Interest Unit Grant Agreements.”

Pre-IPO Profits Interest Unit Grant Agreements

The shares of unvested Class C common stock included in the “Outstanding Equity Awards at December 31, 2024” table were originally granted as incentive units pursuant to profits interest unit grant agreements between our named executive officers, certain directors and other key employees, and OneStream Software LLC and were governed by the terms and conditions of OneStream Software LLC’s amended and restated operating agreement as was in effect prior to the completion of the Reorganization Transactions. The incentive units then underlying each of these profits interest unit grant agreements vested as to 1/4th of the total incentive units on February 9, 2022 with 1/48th of the total incentive units vesting monthly thereafter subject to the respective named executive officer’s continued service with us. Additionally, these incentive units were subject to vesting immediately in certain circumstances described in the section titled “—Potential Payments upon Termination or Change in Control.” As part of the Reorganization Transactions, all outstanding incentive units of OneStream Software LLC were reclassified into LLC Units and the holders received a corresponding number of shares of Class C common stock. Such shares of Class C common stock are subject to the same terms and conditions, including vesting terms, as the incentive units that were reclassified into LLC Units. We classify the unvested LLC Units (and corresponding shares of Class C common stock) as outstanding on our consolidated balance sheets as they are legally outstanding; however, these are excluded from the calculation of weighted average LLC Units outstanding during a period for purposes of calculating net loss attributable to the non-controlling interest in OneStream Software LLC as their distribution rights are forfeitable until vested. If a forfeiture of an unvested LLC Unit occurs, the associated shares of Class C common stock are also forfeited. As of February 9, 2025, all the LLC Units and shares of Class C common stock held by our named executive officers were fully vested.

2024 Named Executive Officer IPO Option Grants

In connection with our IPO, Messrs. Shea, Colby and Koefoed were granted options to purchase 148,787, 80,116 and 464,792 shares, respectively, of Class A common stock at an exercise price per share equal to $20.00 per share, which represents the price of a share of Class A common stock at the time of our IPO. The options described in this paragraph were intended to compensate each named executive officer for the reduction in the number of their pre-IPO incentive units due to the unit reclassification in connection with the Reorganization Transactions, as described further in the section titled “Certain Relationships and Related Party Transactions—Reorganization Transactions,” and to provide an additional retention incentive. The options were granted pursuant to our 2024 Equity Incentive Plan and vested as to 1/16th of the total shares on October 23, 2024 with 1/16th of the total shares scheduled to vest every three months thereafter, subject to the respective named executive officer’s continued service with us through each vesting date. Additionally, these options will vest immediately in certain circumstances described in the section titled “—Potential Payments upon Termination or Change in Control.”

Named Executive Officer Employment Arrangements

Thomas Shea

In June 2024, we entered into a confirmatory employment letter with Mr. Shea, our chief executive officer. The confirmatory employment letter has no specific term and provides that Mr. Shea is an at-will employee. Mr. Shea’s current annual base salary is $544,000 and he is eligible for an annual target cash incentive payment equal to 100% of his annual base salary.

Craig Colby

In June 2024, we entered into a confirmatory employment letter with Mr. Colby, our president. The confirmatory employment letter has no specific term and provides that Mr. Colby is an at-will employee. Mr. Colby’s current annual base salary is $425,000 and he is eligible for an annual target cash incentive payment equal to 100% of his annual base salary.

William Koefoed

In June 2024, we entered into a confirmatory employment letter with Mr. Koefoed, our chief financial officer. The confirmatory employment letter has no specific term and provides that Mr. Koefoed is an at-will employee. Mr. Koefoed’s current annual base salary is $460,000 and he is eligible for an annual target cash incentive payment equal to 75% of his annual base salary.

Executive 2024 Bonus Plan

In February 2024, we adopted a bonus plan for our senior executives for calendar year 2024, which we refer to as the Executive 2024 Bonus Plan. Each of our named executive officers was a participant in the Executive 2024 Bonus Plan. With respect to our named executive officers, the Executive 2024 Bonus Plan provided for cash incentive compensation based upon the combined achievement of corporate performance goals over calendar year 2024. For 2024, the target bonus for each of Messrs. Shea, Colby and Koefoed as a percentage of the applicable executive’s annual base salary was 100%, 100% and 70%, respectively. Bonuses under the Executive 2024 Bonus Plan are bifurcated, with 40% of target bonus payments payable with respect to the first six month period of 2024 based on the degree of achievement of the applicable performance goals at the end of such six month period, and 60% of target bonus payments payable with respect to the second six month period of 2024 based on the degree of achievement of the applicable performance goals for the full calendar year 2024.

For 2024, the corporate performance goals were (1) a goal related to net new annual recurring revenue, or Net New ARR, weighted at 67%, and (2) a goal related to non-GAAP Operating Income weighted at 33%.

With respect to the Net New ARR goal, threshold performance was 80% of target and maximum performance was 150% of target. With respect to the non-GAAP Operating Income goal, achievement resulted in a payout of 100% and underperformance would result in no payout with respect to that goal.

In July 2024, our compensation, nominating and governance committee reviewed achievement of the corporate performance goals for the first six-month period of calendar year 2024, and approved, with respect to Messrs. Colby and Koefoed, and recommended that the board of directors approve, with respect to Mr. Shea, achievement of the corporate performance goals at an aggregate of 100% for the first six month period under the 2024 Executive Bonus Plan. In August 2024, our board of directors reviewed achievement of the corporate performance goals for the first six-month period of calendar year 2024, and approved, with respect to Mr. Shea, achievement of the corporate performance goals at an aggregate of 100% for the first six month period under the 2024 Executive Bonus Plan. Accordingly, bonus payments under the Executive 2024 Bonus Plan equal to 40% of each named executive officer’s annual target bonus were paid in September 2024.

In January 2025, our compensation, nominating and governance committee reviewed achievement of the corporate performance goals for calendar year 2024 and approved, with respect to Messrs. Colby and Koefoed, achievement of the corporate performance goals at an aggregate of 80% for calendar year 2024 under the 2024 Executive Bonus Plan. In February 2025, our board of directors reviewed achievement of the corporate performance goals for calendar year 2024, and approved, with respect to Mr. Shea, achievement of the corporate performance goals at an aggregate of 80% for calendar year 2024 under the 2024 Executive Bonus Plan. Accordingly, bonus payments under the Executive 2024 Bonus Plan equal to 40% of each named executive officer’s annual target bonus were paid in March 2025.

Potential Payments upon Termination or Change in Control

We have adopted an Executive Change of Control and Severance Policy, or the Severance Policy, and have entered into participation agreements under the Severance Policy with each of our named executive officers.

Pursuant to our Severance Policy, if, within the three-month period prior to or the 12-month period following a “change in control” (as defined in the Severance Policy), we terminate the employment of an executive without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the Severance Policy), and within 60 days following such termination, the executive executes a waiver and release of claims in our favor that becomes effective and irrevocable, the executive will be entitled to receive (1) a lump sum payment equal to 12 months of the executive’s then current annual base salary (18 months with respect to Mr. Shea), (2) a lump sum payment equal to 50% of the executive’s target annual bonus amount for the year of termination (100% with respect to Mr. Shea), (3) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the executive and the executive’s respective eligible dependents for up to 12 months (18 months with respect to Mr. Shea), and (4) vesting acceleration as to 100% of the then-unvested shares subject to each of the executive’s then outstanding equity awards that are subject to time-based vesting (and in the case of awards subject to performance-based vesting, such awards will be treated as set forth in the applicable award agreement governing such award).

Pursuant to our Severance Policy, if, outside of the three month period prior to or the 12 month period following a change in control, we terminate the employment of an executive without cause (excluding death or disability) or the executive resigns for good reason, and within 60 days following such termination, the executive executes a waiver and release of claims in our favor that becomes effective and irrevocable, the executive will be entitled to receive (1) a lump sum payment equal to six months of the executive’s then current annual base salary (12 months with respect to Mr. Shea), and (2) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for the executive and the executive’s respective eligible dependents for up to six months (12 months with respect to Mr. Shea).

Pursuant to the Severance Policy, in the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Clawback Policy

We adopted an executive compensation clawback policy, or our Clawback Policy, applicable to our executive officers in compliance with the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act as implemented by SEC rules and regulations and Nasdaq requirements. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. Excess compensation generally is incentive-based compensation that exceeds the amount a covered executive otherwise would have received had the compensation been determined based on the restated amounts. Excess compensation generally will be covered by the Clawback Policy if received by an individual following the effective date of the policy and during the three completed fiscal years immediately prior to the date it is determined that an accounting restatement is required, such amounts were received after the individual became an executive officer and such individual was an executive officer at any time during the applicable performance period.

401(k) Plan

We maintain a 401(k) retirement savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

Equity Granting Practices

We do not grant equity awards on a predetermined schedule, but our board of directors or compensation, nominating and governance committee, as applicable, typically approve equity awards either at regularly scheduled meetings or during an open trading window. Although equity awards are sometimes granted off-cycle or during closed trading windows, typically stock options approved at such time become effective during an open window. We have not granted, nor do we intend to grant, stock options in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and, we have not taken, nor do we intend to take, material nonpublic information into account when determining the terms of stock options. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024.

Plan Category	Class of Common Stock	(a) Number of Securities Underlying Outstanding Options, Restricted Stock Units Warrants and Other Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	Class A	2,754,869	(2)	20.00	40,494,826	(3)
Equity compensation plans not approved by security holders	Class A	33,320,680	(4)	10.58	—
Total		36,075,549			40,494,826

(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock underlying restricted stock units, which have no exercise price.
(2)
Includes the 2024 Equity Incentive Plan, or the 2024 Plan.

(3)
Includes 29,794,826 shares available for issuance under our 2024 Plan and 10,700,000 shares available for issuance under our Amended and Restated 2024 Employee Stock Purchase Plan, or the ESPP, as of December 31, 2024. Our 2024 Plan provides that on January 1 of each fiscal year, the number of shares authorized for issuance under the 2024 Plan is automatically increased by a number equal to the least of (subject to adjustment upon changes in our capitalization as provided in the 2024 Plan) (a) 26,800,000 shares, (b) 5% of the outstanding shares of all series of our common stock as of the last day of the immediately preceding fiscal year and (c) such number of shares as determined by our board of directors. Pursuant to this provision, the number of shares authorized for issuance under the 2024 Plan increased by 11,879,100 shares on January 1, 2025. The ESPP provides that on January 1 of each fiscal year, beginning with the fiscal year following the fiscal year in which the first offering period (if any) commences, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the least of (a) 5,400,000 shares, (b) 1% of the outstanding shares of all series of our common stock as of the last day of the immediately preceding fiscal year and (c) such number of shares determined by the board of directors. The first offering period under the ESPP commenced on February 17, 2025.
(4)
Includes the OneStream Software LLC 2019 Common Unit Option Plan, or the 2019 Plan, which we assumed in connection with our IPO. The 2019 Plan was adopted by OneStream Software LLC’s board of managers in September 2019 without member approval prior to our IPO and Reorganization Transactions. All outstanding common unit options under the 2019 Plan were converted into options to purchase shares of our Class A common stock on a one-for-one basis in connection with our IPO and since then we have not granted, and will not grant, any additional awards under the 2019 Plan. However, the 2019 Plan continues to govern the terms and conditions of the outstanding awards previously granted under the 2019 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 27, 2025, for:

• each of our named executive officers;

• each of our directors;

• all of our directors and current executive officers as a group; and

• each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

The amounts and percentages of Class A common stock, Class B common stock, Class C common stock and Class D common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is considered to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security and under these rules, more than one person may be considered to be a beneficial owner of the same securities. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 27, 2025 assuming continued service through that period or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 27, 2025 assuming continued service through that period to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person, and we did not deem these shares to be outstanding or beneficially owned for the purpose of the calculation of percentage of votes

(record date outstanding shares) in the table below. Unless otherwise indicated, the address of each beneficial owner is c/o OneStream, Inc., 191 N. Chester Street, Birmingham, Michigan 48009.

	Class A Common Stock		Class C Common Stock		Class D Common Stock		% of Total Voting
Name of Beneficial Owner	Number	%	Number	%	Number	%	Power†
Greater than 5% Stockholders:
Entities affiliated with KKR(1)	—	—	45,795,416	72.3%	48,724,816	48.3%	55.0%
Entities affiliated with Kayne Anderson Rudnick Investment Management, LLC(2)	4,207,001	5.6%	—	—	—	—	*
T. Rowe Price Investment Management, Inc.(3)	3,784,963	5.0%	—	—	—	—	*
Robert Powers(4)	400,450	*	125,088	*	11,503,777	11.4%	6.8%
Midwest Fish Holdings LLC(5)	125,000	*	3,790,212	6.0%	—	—	2.2%
Entities affiliated with Goldman Sachs(6)	—	—	6,181,939	9.8%	564,505	*	3.9%
Darlington Partners GP, LLC(7)	3,839,405	5.1%	—	—	—	—	*
Named Executive Officers and Directors:
Thomas Shea(8)	1,183,446	1.6%	325,232	*	16,170,004	16.0%	9.7%
Craig Colby(9)	558,563	*	—	—	8,570,200	8.5%	5.0%
William Koefoed(10)	654,278	*	1,446,049	2.3%	—	—	*
Bradley Brown	—	—	—	—	—	—	—
Michael Burkland(11)	72,360	*	486,057	*	—	—	*
John Kinzer(12)	104,667	*	360,997	*	—	—	*
Jonathan Mariner(13)	71,707	*	247,000	*	—	—	*
General (Ret.) David H. Petraeus	—	—	—	—	—	—	—
David Welsh	—	—	—	—	—	—	—
Kara Wilson(14)	25,296	*	293,411	*	—	—	*
All directors and current executive officers as a group (10 persons)(15)	2,670,317	3.5%	3,158,746	5.0%	24,740,204	24.5%	16.4%

* Represents less than 1%.

† Represents the voting power with respect to all shares of our Class A common stock, Class C common stock and Class D common stock, voting together as a single series. Each share of Class A common stock is entitled to one vote per share, each share of Class C common stock is entitled to ten votes per share and each share of Class D common stock is entitled to ten votes per share. The Class A common stock, Class C common stock and Class D common stock will generally vote together on all matters (including the election of directors) submitted to a vote of our stockholders. However, in the event of a proposed amendment to our certificate of incorporation that would change the powers, preferences or special rights of one or more of our series of common stock so as to affect those powers, preferences or special rights adversely, but would not affect the entire class, then only the shares of the series of common stock so affected by the amendment will be considered a separate class for purposes of the class vote of the holders of common stock required by Delaware law.

(1)
Consists of (a) 45,795,416 shares of Class C common stock held by KKR Dream Holdings LLC; (b) 86,801 shares of Class D common stock held by KKR Americas XII (Dream II) Blocker Parent L.P.; (c) 3,261,412 shares of Class D common stock held by KKR Americas XII EEA (Dream) Blocker Parent L.P.; (d) 26,227,899 shares of Class D common stock held by KKR Americas XII (Dream) Blocker Parent L.P.; (e) 1,560,909 shares of Class D common stock held by KKR TFO Partners L.P.; (f) 757,590 shares of Class D common stock held by KKR Custom Equity Opportunities Fund L.P.; (g) 5,303,124 shares of Class D common stock held by KKR-Milton Strategic Partners L.P.; (h) 7,125,659 shares of Class D common stock held by KKR NGT (Dream) Blocker Parent L.P.; (i) 1,067,910 shares of Class D common stock held by KKR NGT (Dream) Blocker Parent (EEA) L.P.; (j) 2,197,087 shares of Class D common stock held by KKR Wolverine I Ltd.; and (k) 1,136,425 shares of Class D Common Stock held by K-PRIME AG Financing LP. Each of KKR Dream Aggregator L.P. (as the sole member of KKR Dream Holdings LLC); KKR Dream Aggregator GP LLC (as the general partner of KKR Dream Aggregator L.P.); KKR Americas Fund XII (Dream) L.P. (as the sole member of KKR Dream Aggregator GP LLC); KKR Associates Americas XII AIV L.P. (as the general partner of each of KKR Americas Fund XII (Dream) L.P., KKR Americas XII (Dream) Blocker Parent L.P., KKR Americas XII EEA (Dream) Blocker Parent L.P., and KKR Americas XII (Dream II) Blocker Parent L.P.); KKR Americas XII AIV GP LLC (as the general partner of KKR Associates Americas XII AIV L.P.); KKR Associates TFO L.P. (as the general partner of KKR TFO Partners L.P.); KKR TFO GP Limited (as the general partner of KKR Associates TFO L.P.); KKR Associates Custom Equity Opportunities L.P. (as the general partner of KKR Custom Equity Opportunities Fund L.P.); KKR Custom Equity Opportunities Limited (as the general partner of KKR Associates Custom Equity Opportunities L.P.); KKR Associates Milton Strategic L.P. (as the general partner of KKR-Milton Strategic Partners L.P.); KKR Milton Strategic Limited (as the general partner of KKR Associates Milton Strategic L.P.); KKR Associates NGT L.P. (as the general partner of KKR NGT (Dream) Blocker Parent L.P. and KKR NGT (Dream) Blocker Parent (EEA) L.P.); KKR Next Gen Tech Growth Limited (as the general partner of KKR Associates NGT L.P.); KKR Financial Management LLC (as the portfolio manager of KKR Wolverine I Ltd.); Kohlberg Kravis Roberts & Co. L.P. (as the sole member of KKR Financial Management LLC); KKR & Co. GP LLC (as

the general partner of Kohlberg Kravis Roberts & Co. L.P.); KKR Holdco LLC (as the sole member of KKR & Co. GP LLC); K-PRIME Hedge-Finance GP Limited (as the general partner of K-PRIME AG Financing LP); K-PRIME Aggregator L.P. (as the sole shareholder of K-PRIME Hedge-Finance GP Limited); K-PRIME GP LLC (as the general partner of K-PRIME Aggregator L.P.); KKR Associates Group L.P. (as the sole member of K-PRIME GP LLC); KKR Associates Group GP LLC (as the general partner of KKR Associates Group L.P.); KKR Group Partnership L.P. (as the sole member of each of KKR Americas XII AIV GP LLC, KKR Holdco LLC, and KKR Associates Group GP LLC, and the sole shareholder of each of KKR TFO GP Limited, KKR Custom Equity Opportunities Limited, KKR Milton Strategic Limited, and KKR Next Gen Tech Growth Limited); KKR Group Holdings Corp. (as the general partner of KKR Group Partnership L.P.); KKR Group Co. Inc. (as the sole shareholder of KKR Group Holdings Corp.); KKR & Co. Inc. (as the sole shareholder of KKR Group Co. Inc.); KKR Management LLP (as the Series I preferred stockholder of KKR & Co. Inc.); and Messrs. Henry R. Kravis and George R. Roberts (as the founding partners of KKR Management LLP) may also be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote; however, each disclaims beneficial ownership of such securities. The principal business address of each of the entities identified in this footnote is 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(2)
Based on a Schedule 13G filed on October 7, 2024, consists of 4,207,001 shares of Class A common stock beneficially owned by Kayne Anderson Rudnick Investment Management, LLC, inclusive of 3,056,060 shares of Class A common stock beneficially owned by Virtus Investment Advisers, Inc., which is in turn inclusive of 2,972,801 shares of Class A common stock beneficially owned by Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund, in each case as of September 30, 2024. The address for Kayne Anderson Rudnick Investment Management, LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067, the address for Virtus Investment Advisers, Inc. is One Financial Plaza, Hartford, CT 06103 and the address for Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund is 101 Munson Street, Greenfield, MA 01301.
(3)
Based on a Schedule 13G/A filed on February 14, 2025, consists of 3,784,963 shares of Class A common stock beneficially owned by T. Rowe Price Investment Management, Inc. The address for this entity is 101 E. Pratt Street, Baltimore, MD 21201.
(4)
Consists of (a) 125,088 shares of Class C common stock held by Powers OS Holdings, Inc., or Powers OS Holdings; (b) 2,094,379 shares of Class D common stock held by the Powers 2020 Gift Trust, or the Powers Gift Trust; (c) 9,409,398 shares of Class D common stock held by Mr. Powers; and (d) 400,450 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025. Powers OS Holdings is a subchapter S corporation controlled by Mr. Powers who has sole voting and dispositive power over the shares held by it. Mr. Powers serves as the protector for the Powers Gift Trust and Mr. Powers’ spouse serves as the investment director and distribution director for the Powers Gift Trust. By virtue of his relationship, Mr. Powers may be deemed to hold voting and dispositive power with respect to the shares held by the Powers Gift Trust. Pursuant to the terms of a conversion restriction agreement entered into by and between Mr. Powers and OneStream, Inc., Mr. Powers is restricted from converting shares of Class D common stock beneficially owned by him to the extent such conversion would result in Mr. Powers beneficially owning more than 4.99% in the aggregate of our then-outstanding shares of Class A common stock. This limitation may be increased to 9.99% at Mr. Powers’ option upon 61 days’ notice to OneStream, Inc.
(5)
Consists of 125,000 shares of Class A common stock and 3,790,212 shares of Class C common stock held by Midwest Fish Holdings LLC, or Midwest Fish Holdings. Abram Gordon is the sole member of the Board of Managers of Midwest Fish Holdings and, as a result, may be deemed to hold voting and dispositive power with respect to the shares held by it. The mailing address for the entity and persons is 27777 Franklin Road, Suite 2500, Southfield, MI 48034. Mr. Gordon’s interest in such securities is limited to the extent of his pecuniary interest therein.
(6)
Consists of (a) 4,085,517 shares of Class C common stock held by Broad Street Principal Investments, L.L.C., or BSPI; (b) 1,318,221 shares of Class C common stock held by StoneBridge 2019, L.P.; (c) 778,201 shares of Class C common stock held by Growth Equity Opportunity Fund LP., or GEOF; and (d) 564,505 shares of Class D common stock held by StoneBridge 2019 Offshore Holdings, L.P or, collectively with BSPI, StoneBridge 2019, L.P. and GEOF, the GS Managed Entities. Goldman Sachs & Co. LLC, or GS, is a wholly owned subsidiary of The Goldman Sachs Group, Inc., or GSG. BSPI is an indirect wholly owned subsidiary of GSG, and GS is the investment manager of each of the GS Managed Entities. Each of GS and GSG disclaims beneficial ownership of the shares of Class C common stock and Class D common stock described above held directly or indirectly by BSPI and the GS Managed Entities, except to the extent of their pecuniary interest therein, if any. The address of each of BSPI, the GS Managed Entities, GS and GSG is 200 West Street, New York, NY 10282.
(7)
Based on a Schedule 13G filed on March 25, 2025, consists of 3,839,405 shares of Class A common stock beneficially owned by Darlington Partners Capital Management, LP, or DPCM LP. DPCM LP is the investment adviser of private investment funds, or, collectively, the Darlington Funds, including Darlington Partners, L.P., or Darlington. Darlington Partners GP, LLC, or DP GP, is the general partner of DPCM LP and the Darlington Funds. Scott Clark and Ramsey Jishi are the managers of DP GP. Each of DPCM LP, DP GP, Darlington, Mr. Clark and Mr. Jishi disclaims beneficial ownership of the shares of Class A common stock except to the extent of that person’s pecuniary interest therein. The address for each of DPCM LP, Darlington, DP GP, Mr. Clark and Mr. Jishi is 300 Drakes Landing Road, Suite 290, Greenbrae, CA 94904.
(8)
Consists of (a) 325,232 shares of Class C common stock held by TSICU Corp., or TSICU; (b) 3,894,199 shares of Class D common stock held of record by Mr. Shea; (c) 7,525,803 shares of Class D common stock held by the Shea Family Trust dated December 25, 2019, or the 2019 Shea Family Trust; (d) 4,750,002 shares of Class D common stock held by the Thomas A. Shea 2020 Annuity Trust dated December 23, 2020, or the 2020 Shea Annuity Trust, or collectively with the 2019 Shea Family Trust, the Shea Family Trusts; and (e) 1,183,446 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025. TSICU is a subchapter S corporation controlled by Mr. Shea who has sole voting and dispositive power over the shares held by it. Mr. Shea’s spouse serves as the co-trustee for the Shea Family Trust and as the trustee for the 2020 Shea Annuity Trust. By virtue of his relationship, Mr. Shea may be deemed to share voting and dispositive power with respect to the shares held by the Shea Family Trusts.
(9)
Consists of (a) 175,125 shares of Class A common stock held by CCICU Corp., or CCICU; (b) 6,894,697 shares of Class D common stock held of record by Mr. Colby; (c) 1,675,503 shares of Class D common stock held by the Trust for Jake A. Colby and Descendants dated December 28, 2019, or the Jake Colby Trust; and (d) 383,438 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025. CCICU is a subchapter S corporation controlled by Mr. Colby who has sole voting and dispositive power over the shares held by it. Mr. Colby serves as the investment trustee for the Jake Colby Trust. As investment trustee, Mr. Colby may be deemed to hold voting and dispositive power with respect to the shares held by the Jake Colby Trust.
(10)
Consists of (a) 1,270,924 shares of Class C common stock held by Blazing Elk Management I, Inc., or Blazing Elk Management I; (b) 175,125 shares of Class C common stock held by Blazing Elk Management II, Inc., or Blazing Elk Management II, or collectively with Blazing Elk Management I, the Blazing Elk Management Entities; and (c) 654,278 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025. The Blazing Elk Management Entities are subchapter S corporations controlled by Mr. Koefoed who has sole voting and dispositive power over the shares held by them.
(11)
Consists of (a) 486,057 shares of Class C common stock held by the Burkland Family Trust dated January 28, 1997, or the Burkland Family Trust, and (b) 72,360 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025. By virtue of his relationship, Mr. Burkland may be deemed to hold voting and dispositive power with respect to the shares held by the Burkland Family Trust.
(12)
Consists of (a) 40,000 shares of Class A common stock and 360,997 shares of Class C common stock held by the John E. Kinzer Trust and (b) 64,667 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025. Mr. Kinzer has sole voting and dispositive power over the shares held by the John E. Kinzer Trust.
(13)
Consists of (a) 46,411 shares of Class A common stock and 206,949 shares of Class C common stock held by Mr. Mariner; (b) 40,051 shares of Class C common stock held by the Jonathan D. Mariner Revocable Trust, or the Mariner Revocable Trust; and (c) 25,296 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025. By virtue of his relationship, Mr. Mariner may be deemed to hold voting and dispositive power with respect to the shares held by the Mariner Revocable Trust.
(14)
Consists of (a) 293,411 shares of Class C common stock held by Ms. Wilson, and (b) 25,296 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 27, 2025.
(15)
Includes only current directors and executive officers serving in such capacity as of the date hereof. Includes 2,408,781 shares underlying options to purchase shares of our Class A common stock that are exercisable within 60 days of March 27, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:

• we have been or are to be a participant;

• the amount involved exceeded or exceeds $120,000; and

• any of our directors (including director nominees), executive officers or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Reorganization Transactions

In connection with our IPO, OneStream and OneStream Software LLC completed the following Reorganization Transactions:

OneStream Software LLC amended and restated its prior operating agreement to, among other things: (1) appoint OneStream as the sole manager of OneStream Software LLC and (2) effectuate the reclassification of all of the then-outstanding preferred units, common units and incentive compensation units, or incentive units, of OneStream Software LLC into a single class of non-voting common units, or LLC Units. The then-outstanding preferred units and common units were reclassified into an equal number of LLC Units, and the 8,632,763 then-outstanding incentive units were reclassified into 6,591,178 LLC Units.

Our certificate of incorporation was amended and restated to, among other things, authorize additional shares of four series of common stock, Class A common stock, Class B common stock, Class C common stock and Class D common stock, and one class of preferred stock.

We completed the Blocker Mergers, in which the Former Members contributed their LLC Units to OneStream in exchange for shares of Class D common stock.

We entered into (1) a stockholders’ agreement with KKR Dream Holdings LLC, (2) a registration rights agreement with KKR Dream Holdings LLC and certain of its affiliates, and certain other parties and (3) a tax receivable agreement, or TRA, with OneStream Software LLC, KKR and the other Continuing Members and certain Former Members. Each of these agreements is further described below.

Our amended and restated certificate of incorporation and the Amended LLC Agreement of OneStream Software LLC require OneStream Software LLC and OneStream to, at all times, maintain (1) a one-to-one ratio between the number of LLC Units owned by OneStream and the number of shares of Class A common stock and Class D common stock outstanding and (2) a one-to-one ratio between the number of shares of Class B common stock and Class C common stock owned by the Continuing Members and the number of LLC Units owned by the Continuing Members.

Amended LLC Agreement

In connection with the Reorganization Transactions, OneStream and the Continuing Members entered into the Amended LLC Agreement. As a result of the Reorganization Transactions, including the entry into the Amended LLC Agreement, OneStream holds LLC Units in OneStream Software LLC and is the sole manager of OneStream Software LLC. Accordingly, OneStream operates and controls all of the business and affairs of OneStream Software LLC and, through OneStream Software LLC and its operating subsidiaries, conducts its business.

As the sole manager of OneStream Software LLC, OneStream. has the right to determine when distributions will be made to the unit holders of OneStream Software LLC and the amount of any such distributions (subject to the requirements with respect to the tax distributions described below). If OneStream authorizes a distribution, such distribution will be made to the holders of LLC Units, including OneStream, pro rata in accordance with their respective ownership of OneStream Software LLC, provided that OneStream as sole manager will be entitled to non-pro rata payments and reimbursements for certain fees and expenses.

OneStream is a holding company and its principal asset is LLC Units in OneStream Software LLC. As such, OneStream has no independent means of generating revenue. OneStream Software LLC is treated as a partnership for U.S. federal income tax purposes and, as such, is generally not subject to U.S. federal income tax. Instead, taxable income would be allocated to holders of LLC Units, including OneStream Accordingly, OneStream incurs income taxes on its allocable share of any net taxable income of OneStream Software LLC and also incurs expenses related to its operations. Pursuant to the Amended LLC Agreement, OneStream Software LLC will make cash distributions to the owners of LLC Units in an amount sufficient to fund their tax obligations in respect of the cumulative taxable income in excess of the cumulative taxable losses of OneStream Software LLC that is allocated to them, to the extent previous tax distributions from OneStream Software LLC have been insufficient. In addition to tax expenses, OneStream also incurs expenses related to its operations, plus payments under the TRA, which may be substantial. OneStream intends to cause OneStream Software LLC to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow OneStream to pay its taxes and operating expenses, including distributions to fund any ordinary course payments due under the TRA.

The Amended LLC Agreement generally does not permit transfers of LLC Units by Continuing Members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and transfers approved in writing by OneStream, as sole manager, and other limited exceptions. In the event of a permitted transfer, such Continuing Member will be required to simultaneously transfer shares of Class B common stock or Class C common stock, as applicable, to such transferee equal to the number of LLC Units that were transferred. The Amended LLC Agreement also provides that as a general matter a Continuing Member will not have the right to transfer LLC Units if OneStream determines that such transfer would be prohibited by law or regulation, would violate other agreements with OneStream to which the Continuing Member may be subject, or would cause or increase the possibility for OneStream Software LLC to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

The Amended LLC Agreement further provides that, in the event that a tender offer, share exchange offer, issuer bid, takeover bid, recapitalization, or similar transaction with respect to our Class A common stock, each of which we refer to as a Pubco Offer, is approved by our board of directors or otherwise effected or to be effected with the consent or approval of our board of directors, each holder of LLC Units shall be permitted to participate in such Pubco Offer by delivering an exchange notice, which shall be effective immediately prior to, and contingent upon, the consummation of such Pubco Offer. If a Pubco Offer is proposed by OneStream, then OneStream is required to use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of such LLC Units to participate in such Pubco Offer to the same extent as or on an economically equivalent basis with the holders of shares of Class A common stock, provided that in no event shall any holder of LLC Units be entitled to receive aggregate consideration for each LLC Unit that is greater than the consideration payable in respect of each share of Class A common stock pursuant to the Pubco Offer.

Continuing Members have the right to have their LLC Units redeemed by OneStream Software LLC in exchange for, at OneStream’s election (determined solely by the Disinterested Majority), cash or shares of OneStream’s (1) Class A common stock, if such Continuing Member is a holder of Class B common stock, or (2) Class D common stock, if such Continuing Member is a holder of Class C common stock, in each case on a one-for-one basis subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and other similar transactions. Alternatively, at OneStream’s election (determined solely by the Disinterested Majority), we may effect a direct exchange by OneStream of such Class A common stock, Class D common stock or such cash, as applicable, for such LLC Units. Simultaneously with the payment of cash or issuance of shares of Class A common stock or Class D common stock, as applicable, in connection with a redemption or exchange of LLC Units pursuant to the terms of the Amended LLC Agreement, a number of shares of our Class B common stock or Class C common stock, as applicable, registered in the name of the redeeming or exchanging Continuing Member will automatically be cancelled for no consideration on a one-for-one basis with the number of LLC Units so redeemed or exchanged.

The Amended LLC Agreement provides that as a general matter a Continuing Member will not have the right to have LLC Units redeemed if OneStream determines that such redemption would be prohibited by law or regulation or would violate other agreements with us to which the Continuing Member may be subject, including the Amended LLC Agreement.

Each Continuing Member’s exchange and redemption rights will be subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of our Class A common stock that may be applicable to such Continuing Member and the absence of any liens or encumbrances on such LLC Units redeemed. In addition, Continuing Members cannot exercise exchange or redemption rights during applicable blackout periods. Each Continuing Member’s exchange and redemption rights are further limited, unless the exchange or redemption is in connection with one of the following events, each of which we refer to as an Unrestricted Redemption: (1)(a) an exchange or redemption of more than 2% of the total outstanding LLC Units (excluding any LLC Units held by us as long as we are the manager and own more than 10% of all outstanding LLC Units), (b) the exchange or redemption is in connection with a Pubco Offer, or (c) the exchange or redemption is otherwise permitted by us or (2) the exchange or redemption and OneStream Software LLC each meet the requirements of the “private placement” safe harbor set forth in applicable Treasury Regulations.

If an exchange or redemption request delivered by a Continuing Member is in connection with an Unrestricted Redemption, the Continuing Member may elect to have the redemption or exchange effectuated not less than three business days or more than ten business days after delivery of the notice. However, if the redemption request is not in connection with an Unrestricted Redemption, then the Continuing Member may elect to have the redemption or exchange effectuated once per quarter, after 30 days’ advance notice, which may only be provided during the applicable window. Furthermore, beginning in 2025, if we effectuate a secondary offering in a calendar quarter, then the ability of Continuing Members to effect an exchange or redemption that is not an Unrestricted Redemption in the succeeding calendar quarterly exchange will be cancelled. In no taxable year will there be more than four opportunities to pursue exchanges or redemptions that are not Unrestricted Redemptions, including quarterly exchanges and redemptions by Continuing Members and related sales of Class A common stock (including secondary offerings). Additionally, in only limited circumstances may a Continuing Member revoke or delay its exchange or redemption following the delivery of its request for such exchange or redemption.

We may impose additional restrictions on exchanges or redemptions that we determine to be necessary or advisable so that OneStream Software LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.

As a holder redeems LLC Units in exchange for, at OneStream’s election (determined solely by the Disinterested Majority), cash or shares of Class A common stock or Class D common stock, the number of LLC Units held by OneStream is correspondingly increased as it acquires the exchanged LLC Units, and a corresponding number of shares of Class B common stock or Class C common stock, as applicable, is cancelled.

The Amended LLC Agreement provides for certain indemnification obligations by OneStream Software LLC of the sole manager, the Continuing Members and their affiliates and officers.

Tax Receivable Agreement

OneStream Software LLC intends to have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Units for Class A common stock, Class D common stock or cash occurs. We may obtain an increase in our share of the tax basis of the assets of OneStream Software LLC in the future, when, at OneStream’s election (determined solely by the Disinterested Majority), a Continuing Member receives Class A common stock or Class D common stock or cash, as applicable, from us in connection with an exercise of such Continuing Member’s right to have LLC Units held by such Continuing Member redeemed or exchanged (which we intend to treat as our direct purchase of LLC Units from such Continuing Member for U.S. federal income and other applicable tax purposes, regardless of whether such LLC Units are surrendered by a Continuing Member to OneStream Software LLC for redemption or sold to us directly) (we refer to such basis increases as the Basis Adjustments). Any Basis Adjustment may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease the gains (or increase the losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. In connection with the Reorganization Transactions, OneStream entered into the TRA with KKR and other Continuing Members and certain Former Members, which we refer to collectively as the TRA Members, that provides for the payment by OneStream to the TRA Members of 85% of the amount of tax benefits, if any, that OneStream actually realizes, or in some circumstances, including in the case of certain mergers, asset sales, other forms of business combination, or other changes of control or if OneStream elects an early termination of the TRA, is deemed to realize, as a result of the transactions described above, including the Basis Adjustments and certain other tax benefits attributable to payments made under the TRA. In addition, we expect that certain net operating losses will be available to us as a result of the Blocker Mergers. In general, the TRA Members’ rights under the TRA may not be assigned, sold, pledged, or otherwise alienated to any person, other than certain permitted transferees, without our prior written consent (not to be unreasonably withheld, conditioned, or delayed) and subject to our right of first refusal, and such transferee’s becoming a party to the TRA and agreeing to succeed to the applicable TRA Member’s interest therein. Payments under the TRA are not conditioned upon one or more of the TRA Members (directly or indirectly) maintaining a continued ownership interest in OneStream Software LLC. If a Continuing Member transfers LLC Units of OneStream Software LLC but does not assign to the transferee of such LLC Units its rights under the TRA, such Continuing Member generally will remain the a party of the TRA, or a TRA Member, with respect to such rights and will continue to be entitled to receive payments under the TRA arising in respect of a subsequent exchange of such LLC Units.

The actual Basis Adjustments, as well as any amounts paid to the TRA Members under the TRA will vary depending on a number of factors, including:

• the timing of any future redemptions or exchanges;

• the price of shares of our Class A common stock at the time of any future redemptions or exchanges;

• the extent to which such redemptions or exchanges are taxable;

• the amount and timing of our income; and

• changes in applicable federal, state and local tax rates and the determination of the assumed state and local tax rate used for purposes of calculating payments under the TRA.

For purposes of the TRA, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments, had the TRA not been entered into and had there been no tax benefits to us as a result of any payments made under the TRA. These calculations will be based upon the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on applicable period apportionment factors. There is no maximum term for the TRA; however, the TRA may be terminated by us pursuant to an early termination procedure that requires us to pay the TRA Members an agreed-upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated with certain assumptions).

As a result of the exchanges or redemptions made under our structure, we might incur a TRA liability. We do not expect to record a TRA liability for financial statement purposes until the tax benefits associated with the exchanges or redemptions are more-likely-than-not to be realized.

The payment obligations under the TRA are obligations of OneStream and not of OneStream Software LLC. We expect that the cash payments that we will be required to make to the TRA Members will be substantial. The actual amount of deferred tax assets and related liabilities that we will recognize will differ based on, among other things, the timing of the exchanges, the price of shares of our Class A common stock at the time of the exchange, and the tax rates then in effect.

Any payments made by us to the TRA Members under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to us or to OneStream Software LLC and, to the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us.

The TRA provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, if we materially breach any of our material obligations under the TRA or if, at any time, we elect an early termination of the TRA, then the TRA will terminate and our obligations, or our successor’s obligations, under the TRA would accelerate and become immediately due and payable. The amount due and payable in those circumstances is determined based on certain assumptions, including an assumption that we would have sufficient taxable income in each relevant taxable year to fully use all potential future tax benefits that are subject to the TRA. In those circumstances, any remaining outstanding LLC Units of OneStream Software LLC would be treated as exchanged for Class A common stock and the applicable TRA Members would generally be entitled to payments under the TRA resulting from such deemed exchanges. We may elect to terminate the TRA early only with the approval of OneStream’s independent directors (within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq Stock Market rules).

As a result of the foregoing, we could be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. We also could be required to make cash payments to the TRA Members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA.

Our obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring, deterring, or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. We might need to incur debt to finance payments under the TRA to the extent our cash resources are insufficient and there can be no assurance that we will be able to finance our obligations under the TRA.

Payments under the TRA will generally be based on the tax reporting positions that we determine. We will not be reimbursed for any cash payments previously made to the TRA Members pursuant to the TRA if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed.

Instead, any excess cash payments made by us to a TRA Member will be netted against any future cash payments that we might otherwise be required to make under the terms of the TRA. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the TRA and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual ultimate cash tax savings. If we determine that a tax reserve or contingent liability must be established by us for GAAP in respect of an issue that would affect payments under the TRA, we may withhold payments to the TRA Members under the TRA and place them in an interest-bearing escrow account until the reserve or contingent liability is resolved.

If we receive a formal notice or assessment from a taxing authority with respect to any cash savings covered by the TRA, we will place certain subsequent tax benefit payments that would otherwise be made to the TRA Members into an escrow account until there is a final determination and such tax benefit payment obligations will continue to accrue interest at the rate provided for in the TRA until such contest is resolved and tax benefit payment is made to the TRA Members. We will have full responsibility for, and sole discretion over, all OneStream tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests.

Under the TRA, we are required to provide a representative of the TRA Members with a schedule showing the calculation of payments that are due under the TRA with respect to each taxable year in which a payment obligation arises within 180 calendar days after filing our U.S. federal income tax return for such taxable year. Payments under the TRA will generally be made to the TRA Members within ten business days after this schedule becomes final pursuant to the procedures set forth in the TRA, although interest on such payments will begin to accrue at the rate provided for in the TRA from the due date (without extensions) of such tax return. Any payments due that are made to TRA Members later than ten business days after the applicable schedule becomes final will generally accrue interest at the increased default rate provided for in the TRA from the eleventh business day after the schedule becomes final until payment is made, unless our inability to make such payments is a result of certain restrictions imposed under the debt agreements of OneStream Software LLC or under applicable law, in each case, despite our using commercially reasonable efforts to obtain such funds, in which case interest will continue to accrue until such payments are made at the rate provided for in the TRA.

Stockholders’ Agreement

In connection with the completion of our IPO, we entered into the Stockholders’ Agreement with KKR Dream Holdings LLC. The terms of the Stockholders’ Agreement relate to director nomination rights, service by KKR nominees on committees of our board of directors, rights relating to appointment and removal of our chairperson and consent requirements for us to enter into any transaction or agreement that results in a change in control, and for the termination, hiring or appointment of our chief executive officer. For more information on the Stockholders’ Agreement, please see the section titled “Board of Directors and Corporate Governance—Stockholders’ Agreement.”

Registration Rights Agreement

In connection with the completion of our IPO, we entered into a registration rights agreement, or the Registration Rights Agreement, with KKR, Mr. Thomas Shea, Mr. Colby and certain other holders of our common stock. Under the Registration Rights Agreement, KKR and certain other holders of our Class C common stock and Class D common stock, and certain permitted transferees, have the right, subject to certain conditions, to require us to file registration statements covering the resale of the shares of Class A common stock issuable upon exchange or conversion of such outstanding shares of other series of common stock and redemption of accompanying LLC Units, as applicable, or to include their shares in registration statements that we might file for ourselves or our stockholders.

Synthetic Secondary Transactions

Initial Public Offering

Following the completion of our IPO, we used the net proceeds to us from the sale of 2,583,350 shares of Class A common stock in the IPO to purchase issued and outstanding LLC Units (and an equal number of shares of Class C common stock) beneficially owned by KKR Dream Holdings LLC and certain of our directors in a “synthetic secondary” transaction as set forth in the following table. The purchase price per LLC Unit equaled $18.85, which was the price per share of Class A common stock sold in our IPO, net of underwriting discounts and commissions. The repurchased shares of Class C common stock were subsequently cancelled.

Seller	LLC Units (and an equal number of shares of Class C Common Stock) purchased (#)
KKR	2,401,060
John Kinzer	22,644
Jonathan Mariner	79,823
Kara Wilson	79,823

Secondary Offering

Following the completion of our Secondary Offering in November 2024, we used the net proceeds from the sale of 6,892,009 shares of Class A common stock in the offering to purchase issued and outstanding LLC Units (and an equal number of shares of Class C common stock) beneficially owned by KKR Dream Holdings LLC in a “synthetic secondary” transaction. The purchase price per LLC Unit equaled $29.9925, which was the price per share of Class A common stock sold in the Secondary Offering, net of underwriting discounts and commissions. The repurchased shares of Class C common stock were subsequently cancelled.

Lease Agreement

We are party to a lease agreement pursuant to which we rent office space in Rochester, Michigan from an entity owned by Mr. Thomas Shea. We paid rent to this entity of $144,000 in 2024.

DataSense Transactions

On August 9, 2021 and January 5, 2022, we purchased a number of series seed preferred units of DataSense LLC, or DataSense. On May 1, 2024, we entered into a membership interest purchase agreement with DataSense and its sole equity holder (a holding company established by the four founders of DataSense) pursuant to which we acquired all remaining issued and outstanding membership interests of DataSense. The purchase agreement provided for an aggregate purchase price consisting of $7.7 million in cash, including $0.5 million deposited into a post-closing escrow account, and 1,023,720 common units of OneStream Software LLC issued to the holding company, which were priced at an aggregate value per the purchase agreement of $22.0 million. Substantially all of the common units are subject to performance-based vesting conditions measured on an annual basis over four years and service-based conditions tied to the four founders.

Andrew Shea, who is the son of Mr. Thomas Shea, is one of the founders of DataSense and, prior to our May 2024 acquisition, served as its chief executive officer and was a minority equity holder through the holding company mentioned above. Before the acquisition we also had software license and consulting services agreements with DataSense pursuant to which DataSense assisted in our development of applications for the OneStream Solution Exchange and provided us with related consulting services. In 2024 (prior to our acquisition), we paid DataSense $1,494,059 under these software license and consulting services agreements.

Following the closing of our DataSense acquisition, Mr. Andrew Shea serves as our Senior Vice President, AI and Operational Analytics, Engineering with aggregate compensation in 2024 of $236,398, inclusive of base salary (prorated for working days), bonus and medical and life insurance premiums. In addition, Olivia Welsh, who is the daughter of Mr. Welsh, our lead independent director, and was an employee of DataSense prior to our acquisition, serves as our AI Solutions Consultant with aggregate compensation in 2024 of $164,361 (prorated for working days), inclusive of base salary, bonus, equity incentive compensation and medical and life insurance premiums.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers.

Other Transactions

Terrance Shea, who is the brother of Mr. Thomas Shea, previously served as our distinguished architect through the end of August 2024. Prior to his departure, Mr. Terrance Shea received aggregate compensation, inclusive of his base salary (prorated for working days), bonus and medical and life insurance premiums, of $235,342 for his employment with us in 2024.

Robert Powers, who, as of March 27, 2025, held greater than 5% of our outstanding Class D common stock, currently serves as our chief technical officer and previously served on our board of directors until June 2024. Mr. Powers did not receive any additional compensation for his service as a director. Mr. Powers received aggregate compensation, inclusive of his base salary, bonus, equity incentive compensation and medical and life insurance premiums, of $4,243,376 for his employment with us in 2024.

Nicole Belanger, who is the sister-in-law of Mr. Powers, currently serves as our vice president of global marketing, strategic alliances. Ms. Belanger received aggregate compensation, inclusive of her base salary, bonus, equity incentive compensation and medical and life insurance premiums, of $460,234 for her employment with us in 2024.

Kyle Powers, who is the son of Mr. Powers, currently serves as one of our senior software engineers. Mr. Kyle Powers received aggregate compensation, inclusive of his base salary, bonus, equity incentive compensation and medical and life insurance premiums, of $188,821 for his employment with us in 2024.

Ryan Powers, who is the son of Mr. Powers, currently serves as one of our principal software engineers. Mr. Ryan Powers received aggregate compensation, inclusive of his base salary, bonus, equity incentive compensation and medical and life insurance premiums, of $257,186 for his employment with us in 2024.

We reimbursed KKR for its expenses incurred in connection with our IPO in an amount of $1.6 million.

Certain affiliates of KKR are OneStream customers. During the year ended December 31, 2024, we recognized revenue of approximately $720,000 from commercial agreements with these customers.

KKR Capital Markets LLC, an affiliate of KKR, acted as an underwriter in connection with our IPO and the Secondary Offering. KKR Capital Markets LLC received approximately $3.0 million from us in underwriting discounts and commissions in connection with such role in the IPO and approximately $1.1 million from us in underwriting discounts and commissions in connection with such role in the Secondary Offering.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. Our policy also provides that a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to our policy, our audit committee charter provides that our audit committee will review and approve or disapprove any related person transactions.

Related person transactions that occurred prior to our IPO were not subject to the approval and review procedures set forth in the policy.

OTHER MATTERS

Stockholder Proposals or Director Nominations for the 2026 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 9, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

OneStream, Inc.

Attention: Corporate Secretary

191 N. Chester Street

Birmingham, Michigan 48009

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

• no earlier than 8:00 a.m., Eastern time, on January 20, 2026; and

• no later than 5:00 p.m., Eastern time, on February 19, 2026.

If our 2026 annual meeting has been advanced by more than 30, or delayed by more than 70 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

• no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of our 2026 annual meeting, and

• no later than 5:00 p.m., Eastern time, on the later of the 90th day prior to the day of the 2026 annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2024, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that: (1) Mr. Koefoed filed a Form 3 on July 24, 2024 that inadvertently understated the number of shares underlying a stock option, which was corrected via an amendment filed on July 26, 2024, and (2) Ms. Wilson filed a Form 3 on July 24, 2024 that inadvertently omitted a stock option, which was corrected via an amendment filed on July 26, 2024.

2024 Annual Report

Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investor.onestream.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to OneStream, Inc., 191 N. Chester Street, Birmingham, Michigan 48009, Attention: Corporate Secretary.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

Our board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

BOARD OF DIRECTORS

Birmingham, Michigan

April 8, 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V68598-P26712 2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. ! ! ! 1. Election of Class I Directors Nominees: 01) Thomas Shea 02) Bradley Brown For All Withhold All For All Except For Against Abstain ! ! ! ONESTREAM, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below. the following: The Board of Directors recommends you vote FOR the following proposal: ONESTREAM, INC. 191 N. CHESTER STREET BIRMINGHAM, MICHIGAN 48009 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, each proxy may also vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V68599-P26712

ONESTREAM, INC.
Annual Meeting of Stockholders
May 20, 2025, 9:00 am ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) William Koefoed and Holly Koczot (the "Named Proxies"), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ONESTREAM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 am ET, on May 20, 2025, as a virtual meeting via live webcast at www.virtualshareholdermeeting.com/OS2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V68598-P26712 2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. ! ! ! 1. Election of Class I Directors Nominees: 01) Thomas Shea 02) Bradley Brown For All Withhold All For All Except For Against Abstain ! ! ! ONESTREAM, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below. the following: The Board of Directors recommends you vote FOR the following proposal: ONESTREAM, INC. 191 N. CHESTER STREET BIRMINGHAM, MICHIGAN 48009 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, each proxy may also vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw